SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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DXC TECHNOLOGY

Tuesday, July 25, 2023
10:30 a.m. Eastern Time
via live webcast at
www.virtualshareholdermeeting.com/DXC2023

June 12, 2023
Dear Fellow Stockholder,
We hope you and your family are doing well.
The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on July 25, 2023 at 10:30 a.m. Eastern Time. This will be a virtual meeting of stockholders, conducted via live webcast.
Attend our virtual meeting
You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2023. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information and will serve as a guide to the business that will be conducted.
Our Transformation Journey
For the past three years, we have been laser focused on delivering on our transformation journey and investing significantly in our culture. I am proud of our results.
Our clear execution by our talented team in fiscal year 2023 has delivered a better culture, stronger customer relationships, an enhanced sales model, improved financial performance, and we have maintained our investment grade credit profile while returning $1 billion back to stockholders.
This strong operational execution resulted in significant stock outperformance for DXC as compared to the market and our peers. The three year TSR for DXC was 113.7%, as compared to 59.0% for the S&P 500 Index and 25.4% for the GICS 4510 Software and Services industry. On a one year basis, DXC’s TSR was -18.5%, ahead of the GICS 4510 Software and Services industry TSR of -35.2%, but below the S&P 500 Index TSR of -9.3%.[1]
Our team is excited and proud of what we accomplished this year because we have worked hard to get DXC to this point. With the execution momentum we have created, along with our new operating model, we look forward to delivering in fiscal year 2024.
Your vote is important
We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing and returning the printed proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. The printed card includes instructions for returning it by mail.
We value your support and are committed to communicating regularly and openly. Thank you for your continued trust and confidence.

Corporate Office 20408 Bashan Dr. Suite 231 Ashburn, VA 20147 www.dxc.com

MICHAEL J. SALVINO Chairman, President and Chief Executive Officer
1    3-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2020 to actual closing stock price on 3/31/2023, with any dividends reinvested. 1-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2022 to actual closing stock price on 3/31/2023, with any dividends reinvested. GICS 4510 represents companies with the Global Industry Classification Standard of Software and Services. Source for S&P 500 Index and GICS 4510 Companies’ (excluding DXC) cumulative total shareholder return data over the same noted time periods: S&P Capital IQ.

Notice of 2023 Annual Meeting of Stockholders
Date:    Tuesday, July 25, 2023
Time:    10:30 a.m. Eastern Time
Place:    Online at www.virtualshareholdermeeting.com/DXC2023
The 2023 Annual Meeting of Stockholders (the Annual Meeting) of DXC Technology Company (DXC or the Company and sometimes referred to with the pronouns we, us, and our) will be held on Tuesday, July 25, 2023, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The purpose of the meeting is:
1.To elect the 11 director nominees listed in the proxy statement;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
3.To approve, in a non-binding advisory vote, our named executive officer compensation;
4.To approve, in a non-binding advisory vote, the frequency of holding future non-binding advisory votes on named executive officer compensation; and
5.To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on May 26, 2023 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.
Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,
Zafar A. Hasan
Senior Vice President, Deputy General Counsel and
Board Secretary
Ashburn, Virginia
June 12, 2023

This notice of annual meeting and proxy statement were first made available to stockholders on or about June 12, 2023.

Proxy Summary
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Stockholders

Meeting Date: July 25, 2023
Meeting Time: 10:30 a.m. Eastern Time
Meeting Place: Online at www.virtualshareholdermeeting.com/DXC2023
Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2023. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.
Record date: May 26, 2023
Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Meeting Agenda

•Election of the 11 director nominees listed in this proxy statement
•Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024
•Approval, in a non-binding advisory vote, of our named executive officer compensation
•Approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on named executive officer compensation
•Such other business that may properly come before the meeting
Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation

Proposal No. 1:	Election of each of the 11 director nominees listed in this proxy statement	FOR each nominee
Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024	FOR
Proposal No. 3:	Approval, in a non-binding advisory vote, of our named executive officer compensation	FOR
Proposal No. 4:	Approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on named executive officer compensation	ONE YEAR

i

Proxy Summary
Proposal 1: Election of Directors
Our Director Nominees
The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast, meaning if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election.

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

David A. Barnes	67	2020	●	Former SVP and Chief Information and Global Business Services Officer of UPS	—
Raul J. Fernandez	56	2020	●	Vice Chairman and co-owner of Monumental Sports & Entertainment and current member of Broadcom board	1
Anthony Gonzalez	38	2023	●	Former U.S. Congressman in the United States House of Representatives and current Executive-in-Residence for Alpine Investors	—
David L. Herzog Lead Independent Director	63	2017	●	Former CFO and EVP of AIG and current member of MetLife and Ambac Financial Group boards	2**
Pinkie D. Mayfield	55	—	●	Chief Communications Officer and Vice President of Corporate Affairs at Graham Holdings Company and current member of Broadmark Realty Capital board	1
Karl Racine	60	2023	●	Former Attorney General of the District of Columbia and current Partner at Hogan Lovells	—
Dawn Rogers	58	2021	●	Director of Human Capital at American Securities LLC and former EVP and Chief Human Resources Officer at Pfizer	—
Michael J. Salvino Chairman	57	2019		Chairman, President and CEO of DXC Technology	—
Carrie Teffner	56	2022	●	Former Interim Executive Chair of the Board of the Ascena Retail Group and former CFO of Crocs	—
Akihiko Washington	64	2021	●	Former EVP of Worldwide Human Resources for Warner Bros. Entertainment	—
Robert F. Woods	68	2017	●	Former SVP and CFO at SunGard Data Systems Inc.	—
*As of June 12, 2023
**    Mr. Herzog is not standing for reelection at the 2023 annual meeting of stockholders of Ambac Financial Group, Inc. (Ambac) to be held on June 22, 2023. Therefore, as of the conclusion of Ambac’s 2023 annual meeting of stockholders, Mr. Herzog will serve on the board of one public company other than DXC.

ii	2023 Proxy Statement

Proxy Summary
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024
We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2024. The members of the Audit Committee (the Audit Committee) of the board of directors of DXC (the Board) and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.
Proposal 3: Approval, in a non-binding advisory vote, of our named executive officer compensation
We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2023 (fiscal 2023). In evaluating this proposal, we recommend you review the information as disclosed under “Compensation Discussion and Analysis (CD&A)” in this proxy statement. As discussed in the CD&A, we are strongly committed to tying executive compensation to business performance and, throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests.
Proposal 4: Approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on named executive officer compensation
We are providing our stockholders the opportunity to recommend, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation. We are asking stockholders to support an annual vote on named executive officer compensation. Our Board believes annual advisory votes will allow our Board to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis, and will provide our Board and the Compensation Committee of our Board (the Compensation Committee) with frequent input from stockholders on our compensation programs.

iii

Table of Contents
Table of Contents

A.PROPOSALS	1
Proposal 1: Election of Directors	1
Director Nomination Process	1
Board Skills Matrix	3
Board Diversity and Refreshment	3
2023 Director Nominees Biographies	5
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2024	16
Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation	17
Proposal 4: Non-Binding Advisory Vote on the Frequency of Holding Future Non-Binding Advisory Votes on Named Executive Officer Compensation	18

B.CORPORATE GOVERNANCE	19
The Board	19
Corporate Governance Guidelines	19
Board Leadership Structure	19
Combined CEO and Board Chairman Positions	19
Director Independence	20
Limits on Director Service on other Public Company Boards	21
Director Attendance	22
Stockholder Engagement	22
Risk Oversight	22
Information Security Risk	23
Macroeconomic and Geopolitical Risks	24
Compensation and Risk	24
Prohibition on Hedging or Pledging of Company Stock	24
Equity Ownership Guidelines	24
Talent Management and Succession Planning	24
Director Education	25
Code of Conduct	25
Retirement of Directors	25
Board Evaluations	25
Resignation of Employee Directors	26
Communicating with the Board	26

iv	2023 Proxy Statement

v

Table of Contents	Proposals
Proxy Statement
for the 2023 Annual Meeting of Stockholders
A.Proposals
Proposal 1: Election of Directors

There are 11 nominees for election to our Board of Directors. The directors elected will hold office until the 2024 Annual Meeting of Stockholders or until their successors have been elected and qualified. Each nominee has informed the Board that he or she is willing to serve as a director.
Vote Required
In uncontested elections, director nominees are elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
In accordance with DXC’s Corporate Governance Guidelines (the Guidelines), if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of our Board (the Nominating/Corporate Governance Committee).
Director Nomination Process
The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous factors including independence, experience, professional and personal ethics and values, age, gender and ethnic diversity, as well as skills and attributes. Our Board is committed to actively seeking women and minority director candidates for consideration.
The Board seeks directors whose expertise achieves a balance across the following skills and attributes:
•Leadership and Management: Includes experience as a senior executive in a global or large public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results.
•Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these in support of the stockholders’ interests.
•Industry: Experience in the professional services industry with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.
•Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.
•Enterprise Transformation and Culture Building: Experience in workforce transformation, restructuring and building a high-performance culture in a complex global or large environment as the landscape for technology services embraces marketplace-led disruption. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan.

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Proposals	Table of Contents
•Capital Markets and Treasury: Experience globally in raising funds in the debt and equity markets, managing liquidity and managing the complex interplay of operational performance, rating agencies and stockholder relationships.
•Technology and Information Security: Experience in senior leadership roles at companies in the technology landscape and an understanding of DXC’s enabling technologies. Experience managing information security risks, including an understanding of the information security threat landscape.
•Government/Regulatory and Public Policy: Broad regulatory or policy-making experience in business, government, technology, or public service. Experience in government positions or through extensive interactions with the government, policymakers and government agencies.
•Environmental, Social and Governance (ESG): Experience related to ESG matters.

In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:
•integrity and demonstrated high ethical standards;
•sound judgment;
•analytical skills;
•the ability to engage management and each other in a constructive and collaborative fashion; and
•the commitment to devote significant time and energy to service on the Board and its committees.
In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.
The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under Business for 2024 Annual Meeting at the end of this proxy statement. This committee may retain from time-to-time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates identified by others.
2023 Director Nominees
Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses. Each of the nominees holds or has held senior executive positions in global or large, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership refreshment. Many of our directors also have experience serving on boards of directors and board committees of other public companies. Mukesh Aghi and Amy Alving will not stand for re-election and their respective term will end at the conclusion of the Annual Meeting.

2	2023 Proxy Statement

Table of Contents	Proposals
Board Skills Matrix
The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership and Management	Public Company Governance	Industry	Audit and Financial Expertise	Enterprise Transformation and Culture Building	Capital Markets and Treasury	Technology and Information Security	Government/Regulatory and Public Policy	ESG

David A. Barnes	●	●	●	●			●
Raul J. Fernandez	●	●	●	●	●	●	●
Anthony Gonzalez	●			●		●		●	●
David L. Herzog	●	●	●	●	●	●
Pinkie D. Mayfield	●	●		●		●
Karl Racine	●				●			●	●
Dawn Rogers	●	●			●				●
Michael J. Salvino	●	●	●		●	●	●
Carrie W. Teffner	●	●		●	●	●	●
Akihiko Washington	●	●	●		●				●
Robert F. Woods	●	●	●	●		●
Board Diversity and Refreshment
The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of DXC’s constituents, including its diverse customer base and workforce. Accordingly, while we do not have a separate written Board diversity policy, the Board is committed to regular renewal and refreshment and seeking out highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board candidate search undertaken, including actively seeking women and minority director candidates for consideration.
The Nominating/Corporate Governance Committee, which oversees succession planning for the Board and makes recommendations regarding key leadership roles on the Board and its committees, regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy. Likewise, on an annual basis, committee assignments are reviewed to discuss whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s committees.

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Proposals	Table of Contents
Our Board believes that these considerations and goals, together with the Board’s Annual Evaluation and the Board Retirement policy based on an age limit of 72, are important factors in the Board’s refreshment efforts. Since August 2020, we have welcomed seven new directors to the Board, two of whom are women and four others of whom are from a traditionally underrepresented racial / ethnic minority group, and each of whom brings extensive experience and fresh perspectives to enrich Board dialogue and enhance the Board’s ability to continue to effectively oversee our business. Raul J. Fernandez and David A. Barnes were nominated for election as directors at our 2020 annual meeting of stockholders. We appointed Dawn Rogers and Akihiko Washington to our Board in March 2021, and Carrie Teffner to our Board in April 2022. Most recently, we appointed Anthony Gonzalez and Karl Racine to our Board in January 2023. At our 2022 annual meeting of stockholders, our Board was comprised of three women and seven men, meaning that over 30% of our Board was comprised of women. With the departure of Ms. Alving at the Annual Meeting, and the recent addition of two new directors who are men from traditionally underrepresented racial / ethnic groups, the percentage representation of women on the Board has correspondingly decreased. The nomination of Ms. Mayfield to the Board furthers the Board’s refreshment efforts and reflects the Board’s continuing commitment to achieving and maintaining a diverse membership. The Board will continue to take these matters into consideration as it engages in appropriate and timely succession planning.
The majority of our Board is diverse based on directors’ self-identified gender, race, ethnicity and/or nationality.

Board Diversity—Background of Director Nominees
	David Barnes	Raul Fernandez	Anthony Gonzalez	David Herzog	Pinkie Mayfield	Karl Racine	Dawn Rogers	Michael Salvino	Carrie Teffner	Akihiko Washington	Robert Woods

Tenure/Age/Gender
Years on the Board	3	3	0	6	0	0	2	4	1	2	6
Age	67	56	38	63	55	60	58	57	56	64	68
Gender	M	M	M	M	F	M	F	M	F	M	M
Race/Ethnicity/Nationality
African American/Black					●	●				●
Asian										●
White/ Caucasian	●			●			●	●	●		●
Hispanic/ Latinx		●	●
Born Outside the U.S.						●

4	2023 Proxy Statement

Table of Contents	Proposals
2023 Director Nominees Biographies
The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

David A. Barnes Age: 67 Director Since: 2020	DXC Committees: •Audit • Nominating/Corporate Governance	Other Public Company Boards: Former (Past Five Years): •Hertz Global Holdings, Inc. •Ingram Micro Inc.

Mr. Barnes has served as a member of our Board since August 13, 2020. He is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (UPS), a role he served from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. UPS is one of the world’s largest global package delivery companies, a provider of global supply chain management and advanced logistic & health care solutions, and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design, and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee, and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions, and finance.
Mr. Barnes has also served as Senior Advisor for Bridge Growth Partners LLC (Bridge Growth), a private equity fund, since 2016 and in this capacity serves as a member of the board of directors for several privately held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes also served as a director of Hertz Global Holdings, Inc. from May 2016 to August 2021 and of Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee. Mr. Barnes serves as a director for Solace Corporation, a software company, since 2016, where he serves on the Audit Committee, and Syniti, a software and services company, since 2017, where he serves on the Audit and Technology Committees.
Qualifications: Mr. Barnes brings to the DXC Board of Directors robust experience managing information security risks, including an understanding of the information security threat landscape and of DXC’s enabling technologies. He also has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Barnes has extensive experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, and processes to effectively manage and monitor these in support of stockholders’ interests. Mr. Barnes also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

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Proposals	Table of Contents

Raul J. Fernandez Age: 56 Director Since: 2020	DXC Committees: •Nominating/Corporate Governance (chair)	Other Public Company Boards: Current: •Broadcom, Inc. Former (Past Five Years): •GameStop Corp. •Capitol Investment Corp. V

Mr. Fernandez has served as a member of our Board since August 13, 2020. He is Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership that owns some of Washington, D.C.’s major sports franchises, including the Women’s National Basketball Association’s Washington Mystics, the National Hockey League’s Washington Capitals, the National Basketball Association’s Washington Wizards and the Wizards District Gaming NBA 2K team. The partnership also owns and operates Capital One Arena, Washington, D.C.’s premier sports and entertainment complex, and NBC Sports Washington, a regional sports network operating in the mid-Atlantic region. He is a Special Advisor to and a Limited Partner of Carrick Capital Partners, a private equity firm, and a member of the Strategic Advisory Board and a Limited Partner of Volition Capital, a growth equity firm. He founded and was Chief Executive Officer of Proxicom, Inc. (NASDAQ: PXCM), a global provider of e-commerce solutions for Fortune 500 companies, from its inception in 1991 until its acquisition by Dimension Data (LSE: DDT) in 2001. He was Chairman and Chief Executive Officer of ObjectVideo, Inc., a developer of intelligent video surveillance software, from January 2004 to March 2017. He was also a member of President George W. Bush’s Council of Advisors on Science and Technology.
Mr. Fernandez currently serves on the board of directors of Broadcom, Inc. (NASDAQ: AVGO), a global technology leader in semiconductor and infrastructure software solutions. He also served as a director of Capitol Investment Corp. V from October 2020 to July 2021, GameStop Corp. from April 2019 to June 2021 and Kate Spade & Co. from 2001 until its acquisition by Coach, Inc. in July 2017, and as Chairman of the board of Proxicom from 1991 until its acquisition in 2001.
Qualifications: Mr. Fernandez brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results. Mr. Fernandez has strong experience in the technology landscape and with overseeing information security risks, including an understanding of the information security threat landscape and of DXC’s enabling technologies. Mr. Fernandez also brings to the Board experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, and policies and processes to effectively manage and monitor these in support of stockholders’ interests, as well as experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

6	2023 Proxy Statement

Table of Contents	Proposals

Anthony Gonzalez Age: 38 Director Since: 2023	DXC Committees: •Compensation

Mr. Gonzalez has served as a member of our Board since January 5, 2023. He currently is an Executive in Residence for Alpine Investors, a private equity firm, since March 2023. Mr. Gonzalez is a former U.S. Congressman for Ohio’s 16th Congressional District in the United States House of Representatives, where he served from 2019 until January 2023. Mr. Gonzalez served on the House Financial Services Committee and the Committee on Science, Space, and Technology. Additionally, he served on the House China Task Force and the Select Committee on the Climate Crisis. His legislative areas of focus included capital markets, financial technology, and climate change while he also proudly served as the Vice Ranking Member of the Diversity and Inclusion Subcommittee on Financial Services.
A graduate of The Ohio State University and Stanford University’s Graduate School of Business, Mr. Gonzalez played five seasons in the National Football League where he was a first-round draft pick of the Indianapolis Colts. Upon retiring from the NFL in 2012 and earning his Masters in Business Administration in 2014, Mr. Gonzalez served as the Director of Business Development and Corporate Development for Beneco, Inc. from June 2014 until June 2015, where he was a Board Observer and helped stabilize the business through a change of ownership and multiple CEO transitions. In July 2015, he joined InformedK12 (formerly Chalk Schools) where he served as Chief Operating Officer and led all commercial and business functions for the company until June 2017, helping to triple the size of the business.
Qualifications: Mr. Gonzalez brings to the DXC Board of Directors extensive regulatory and policy-making experience in business, government, technology, and public service as well as on ESG matters, including climate-related matters, from his service in the United States House of Representatives. He has experience in workforce transformation, restructuring and building a high-performance culture in a complex large environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Mr. Gonzalez also brings to the Board broad leadership and management experience with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results, as well as experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

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Proposals	Table of Contents

David L. Herzog Age: 63 Director Since: 2017	DXC Committees: •Audit • Compensation • Nominating/Corporate Governance	Other Public Company Boards: Current:* •Metlife, Inc. •Ambac Financial Group, Inc. Former (Past Five Years): •PCCW Limited (Hong Kong)

Mr. Herzog has served as a member of our Board since April 1, 2017 and as Lead Independent Director since July 26, 2022. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is currently also a member of the board of directors and chair of the Audit Committees of MetLife Inc. and of Ambac Financial Group, Inc. He previously served as a member of the board of directors of PCCW Limited (Hong Kong) from November 2017 to July 2022.
*Mr. Herzog is not standing for reelection at the 2023 annual meeting of stockholders of Ambac Financial Group, Inc. to be held on June 22, 2023. Therefore, as of the conclusion of Ambac’s 2023 annual meeting of stockholders, Mr. Herzog will serve on the board of one public company other than DXC.
Qualifications: Mr. Herzog has extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Mr. Herzog brings more than three decades of life insurance and financial service expertise to DXC, and his financial and international business experience in the oversight of AIG and its subsidiaries uniquely positions him to enhance stockholder value by leveraging his financial and risk management expertise and deep understanding of the insurance business. Mr. Herzog also has broad capital markets and treasury experience as well as enterprise transformation and culture-building experience. In addition, the Board believes that his extensive leadership and management experience qualifies Mr. Herzog to serve as Lead Independent Director of the Board and to help ensure effective, independent oversight and an appropriate balance between management and the independent directors of the Board.

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Pinkie D. Mayfield Age: 55	Other Public Company Boards: Current: •Broadmark Realty Capital Inc.

Ms. Mayfield is the Chief Communications Officer and Vice President of Corporate Affairs at Graham Holdings Company (formerly The Washington Post Company), a diversified conglomerate whose principal operations include education and media. In her current role since 2015, Ms. Mayfield is responsible for corporate affairs, public relations, communications and strategic initiatives. Since joining Graham Holdings in 1998, she has held several executive leadership positions. Prior to joining Graham Holdings, Ms. Mayfield was a Vice President and Trust Officer at NationsBank (now Bank of America) in the Investment Services Division. A director of Founders Bank, a Washington D.C.-based community bank, she has chaired the audit committee since joining the board in 2020. Ms. Mayfield also currently serves as a member of the board of directors of Broadmark Realty Capital Inc. and as the treasurer of the board of directors of the District of Columbia College Access Program and a trustee of the Philip L. Graham Fund. Ms. Mayfield graduated magna cum laude with a B.A. in business administration from Trinity Washington University and earned an M.B.A. from the University of Maryland University College.
Qualifications: Ms. Mayfield is a seasoned finance and banking executive with experience in multiple sectors who brings to the Board extensive leadership and management experience, including in public relations, corporate affairs, communications, and investor relations. She brings a diverse perspective to the Board as well as experience with corporate and board governance, including assessing enterprise risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these areas, in support of the stockholders’ interests. Ms. Mayfield also has experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

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Karl Racine Age: 60 Director Since: 2023	DXC Committees: •Nominating/Corporate Governance	Other Public Company Boards: Current: •SHF Holdings, Inc.

Mr. Racine has served as a member of our Board since January 5, 2023. Mr. Racine is the former Attorney General of the District of Columbia. He was sworn in as the District of Columbia’s first elected Attorney General in 2015 and was reelected to a second term in 2018, where he served until January 2, 2023. As Attorney General, Mr. Racine was front-and-center on emerging issues that intersect with artificial intelligence, big data, privacy and competition law. He has been a national leader in holding big tech companies accountable and fighting for the privacy rights of consumers. Lawsuits he pioneered as Attorney General have been credited with bringing issues–such as geolocation tracking and inadequate data protection–into the national spotlight and are being replicated by bipartisan attorneys general across the country. Outside of litigation, Mr. Racine has been a vocal advocate calling on tech companies to be responsible content moderators. After the January 6th insurrection, Mr. Racine's advocacy prompted Facebook to take down targeted ads of military tactical gear and weapons accessories until after the inauguration.
Mr. Racine is a partner at Hogan Lovells LLP since January 2023. He also serves on the board of directors of SHF Holdings, Inc., a financial services technology firm that serves the regulated cannabis industry. In 2021, Mr. Racine served as President of the bipartisan National Association of Attorneys General (NAAG). In 2022, NAAG awarded him the highest honor bestowed to a sitting Attorney General—the Kelley-Wyman Award. Mr. Racine draws on over 30 years of legal and leadership experience. Over the course of his career, he has worked at the D.C. Public Defender Service, where he represented District residents who could not afford a lawyer, served as Associate White House Counsel to President Bill Clinton, and worked on criminal cases and complex civil litigation at private firms. While in private practice, he was elected managing partner of his firm, Venable LLP, and became the first African-American managing partner of a top-100 American law firm.
Qualifications: Mr. Racine is a seasoned lawyer and politician who brings to the DXC Board of Directors extensive legal and leadership experience. He brings a diverse perspective to the Board as well as broad regulatory and policy-making experience in government, public service and ESG matters. The Board believes Mr. Racine’s legal background can assist in fulfilling the Board’s oversight responsibilities as to ESG matters and legal and regulatory compliance and regulatory authority engagement.

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Dawn Rogers Age: 58 Director Since: 2021	DXC Committees: •Compensation

Ms. Rogers has served as a member of our Board since March 4, 2021. She is a global human resources executive with 35 years of experience in companies large and small, with deep expertise in the United States, Europe and emerging markets. She has built innovative HR organizations and high-impact teams focused on business outcomes and employee experience and engagement. Ms. Rogers has successfully led executive transitions, culture transformations, and large-scale M&A and business change programs. Ms. Rogers is currently Director of Human Capital at American Securities LLC, where she provides leadership and support to the firm’s portfolio of companies in all areas of human capital management. Prior to joining American Securities, she was the Executive Vice President and Chief Human Resources Officer at Pfizer Inc. Ms. Rogers’ career with Pfizer spanned more than 20 years across their global businesses, working as a key member of the executive team supporting growth and innovation. Prior to Pfizer, she was Senior Director of Human Resources at Kos Pharmaceuticals, where she established the human resources function and built their commercial organization in preparation for their first product launch and IPO. Ms. Rogers also held human resources positions at Earth Tech and The Ares Serono Group/Serono Diagnostics.
Qualifications: Ms. Rogers brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment as well as aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Ms. Rogers has robust leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She also has strong experience with ESG matters and with corporate governance, including oversight of human capital management and executive compensation practices.

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Michael J. Salvino Age: 57 Director Since: 2019
Mike Salvino serves as Chairman, President and Chief Executive Officer of DXC. He was appointed Chief Executive Officer of DXC in 2019, has been a member of the Board of Directors since May 2019, and became Chairman of the Board of Directors of DXC effective July 2022. Mr. Salvino has expertise in transforming businesses by building better cultures, strengthening customer relationships, and focusing on a company’s financial foundation. At DXC he has also focused on reducing debt, better managing capital allocation, and driving growth through expanded margin, earnings per share (EPS) and free cash flow (FCF).
Prior to joining DXC, Mr. Salvino served as managing director of Carrick Capital Partners from 2016 to 2019. Prior to his tenure at Carrick, from 2009 to 2016, Mr. Salvino served as group chief executive of Accenture Operations, one of Accenture’s five businesses, where he led a team of more than 100,000 consulting and outsourcing professionals focused on providing business process outsourcing, infrastructure, security and cloud services to deliver business value and drive productivity and digital improvements for clients. Prior to that, he held leadership roles in the HR outsourcing business at Hewitt Associates Inc. and as president of the Americas Region at Exult Inc.
Mike is a board member of the Atrium Health Foundation, the largest healthcare system in the Carolinas, where he serves on the Investment Oversight Committee for both the hospital and the foundation. Mr. Salvino graduated from Marietta College with a BS degree in industrial engineering. He is a member of the Board of Visitors of the Duke University Pratt School of Engineering.
Qualifications: Mr. Salvino brings to the DXC Board of Directors extensive experience in the professional services industry, with a robust understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mr. Salvino has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s transformation journey. Mr. Salvino also brings to the Board strong leadership and management experience and public company governance experience. In addition, the Board believes that his expertise and perspective in operations, digital, artificial intelligence and security, and strong international business experience, qualify Mr. Salvino to serve as our Chairman, President and Chief Executive Officer.

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Carrie W. Teffner Age: 56 Director Since: 2022	DXC Committees: •Audit	Other Public Company Boards: Former (Past Five Years): •Avaya Holdings •GameStop Corp. •Ascena Retail Group

Ms. Teffner has served as a member of our Board since April 21, 2022. Ms. Teffner is a strategic, financial, and operational executive with over 30 years of experience assisting consumer product and retail companies to grow their businesses worldwide. Ms. Teffner’s career has been marked by leading successful large-scale transformational initiatives thanks to her ability to engage, inspire and lead organizations through significant change. She serves on the boards of directors of BFA Industries since February 2021 and of International Data Group (IDG) since February 2022. Prior to that, Ms. Teffner served on the Ascena Retail Group board of directors, first as a member of the board from October 2018 to May 2019 and then as interim executive chair from May 2019 to March 2021. She also served on the GameStop board of directors from September 2018 to June 2021 and on the board of directors of Avaya Holdings from February 2023 to May 2023. Before her most recent board roles, Ms. Teffner was at Crocs for four years, where she served as EVP of Finance and Strategic Projects from August 2018 to April 2019, as EVP and Chief Financial Officer from December 2015 to August 2018, and as a member of the board of directors from June 2015 to December 2015. Prior to Crocs, she was the EVP and Chief Financial Officer of PetSmart, a Fortune 300 company, from June 2013 to June 2015. Prior to that, Ms. Teffner was the EVP and Chief Financial Officer of Weber Stephen Products from October 2011 to May 2013 and the Chief Financial Officer of Timberland from September 2009 to September 2011. Ms. Teffner spent the first 21 years of her career with Sara Lee Corporation, a Fortune 100 company, where she held various domestic and international roles, including division and segment Chief Financial Officer roles and Corporate Treasurer.
Qualifications: Ms. Teffner brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She has a robust understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Ms. Teffner also brings to the Board extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, as well as broad capital markets and treasury experience. She also has experience managing information security risks, including an understanding of the information security threat landscape.

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Akihiko Washington Age: 64 Director Since: 2021	DXC Committees: •Compensation (chair)

Mr. Washington has served as a member of our Board since March 4, 2021. He retired from Warner Bros. Entertainment as Executive Vice President of Worldwide Human Resources, where he served in that role from 2009 until December 2020 and was responsible for managing the company’s global HR department, including organizational planning and development, recruitment, compensation and benefits, employee training and development, employee relations, employee communications, inclusion and belonging, shared services and work-life initiatives. He joined Warner Bros. in 2000 as Senior Vice President of Worldwide Human Resources. Mr. Washington is a proven leader in shaping cultures and human resources initiatives globally. His professional experience spans serving as Vice President of Human Resources at Time Warner and 15 years as Vice President of Human Resources at HBO.
Qualifications: Mr. Washington brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Mr. Washington has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. He also has strong experience in the professional services industry, with a good understanding of DXC’s strategy, as well as experience with ESG matters and with corporate governance, including oversight of human capital management, executive compensation practices.

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Robert F. Woods Age: 68 Director Since: 2017	DXC Committees: •Audit (chair)

Mr. Woods has served as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000 to 2002. He served on the board of directors and the Audit Committee of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its Audit and Compensation Committees.
Qualifications: As the former Chief Financial Officer of two publicly traded companies and having served as an audit committee member of two other publicly traded companies, Mr. Woods brings to the DXC Board of Directors extensive financial experience globally including raising funds in the debt and equity markets, managing liquidity, and managing the complex interplay of operational performance, rating agencies and stockholder relationships. He has strong leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Woods also brings to the Board public company governance experience and robust experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

The Board of Directors recommends a vote FOR the election of each of these 11 nominees for director.

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Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024

The Audit Committee has appointed Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2024, and the Board asks stockholders to ratify that appointment. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2024 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions regarding the audit of DXC’s financial statements.
If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider whether it is appropriate to appoint a different independent registered public accounting firm.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. Abstentions will have no effect on the vote for this proposal. We do not expect any broker non-votes on this proposal since this is a routine matter.
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
Fees
The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP, for services provided to DXC during fiscal years 2023 and 2022.

(in millions)	Fiscal 2023 ($)	Fiscal 2022 ($)

Audit Fees(1)	18.50	20.70
Audit-Related Fees(2)	10.80	10.40
Tax Fees(3)	0.50	0.90
All Other Fees(4)	0.10	0.10
Total Fees	29.90	32.10
1.Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year.
2.Consists primarily of fees for third-party assurance audits and readiness assessments for new third-party assurance reports for outsourced services, acquisition and divestiture due diligence services, employee benefit plan audits, and accounting consultations related to proposed transactions.
3.Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.
4.Consists primarily of fees for access to technical accounting guidance.

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All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy set forth below.
Pre-Approval Policy
Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditor. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditor. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2023 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2023, as well as compensation design considerations for fiscal year 2024.
We are therefore asking our stockholders to approve the following advisory resolution at the 2023 Annual Meeting:
RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2023 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.
The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote to approve the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote to approve the compensation of our named executive officers will be at the 2024 Annual Meeting of Stockholders.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
The Board of Directors recommends a vote FOR the advisory resolution to approve our named executive officer compensation.

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Proposal 4: Non-Binding Advisory Vote on the Frequency of Holding Future Non-Binding Advisory Votes on Named Executive Officer Compensation

As required by the Dodd–Frank Wall Street Reform and Consumer Protection Act, and related U.S. Securities and Exchange Commission (SEC) rules, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers. Specifically, stockholders may vote on whether the non-binding advisory vote on the compensation of our named executive officers should occur every one, two or three years.
The Board has given consideration to the preferred frequency of the non-binding advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of available options, the Board recommends that stockholders vote in favor of holding the non-binding advisory vote on the compensation of our named executive officers every year. An annual non-binding advisory vote would provide the Board with timely feedback from our stockholders on this important matter.
When voting on this proposal, stockholders should understand that they are not voting “for” or “against” the recommendation of the Board to hold the non-binding advisory vote every year. Rather, stockholders will have the option to express a preference (including by abstaining) on whether the Board should seek future non-binding advisory votes on the compensation of our named executive officers every year, every two years or every three years.
The option that receives the most votes from stockholders will be the frequency of the non-binding advisory vote on the compensation of our named executive officers. Although this advisory vote is not binding, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers.
The Board of Directors recommends a vote, on a non-binding advisory basis, for the option of ONE YEAR as the preferred frequency of future non-binding advisory votes on named executive officer compensation.

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Table of Contents	Corporate Governance
B. Corporate Governance
The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:
•overseeing the management of our business and the assessment of our business risks;
•overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;
•reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and
•overseeing our talent management and succession planning.
The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management, as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.
In this section, we describe some of our key governance policies and practices.
Corporate Governance Guidelines
The Board adheres to governance principles designed to ensure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in DXC’s Guidelines, which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Bylaws (Bylaws), Code of Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.
The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct and DXC’s Equity Grant Policy, Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s website, www.dxc.com, under About Us/Leadership and Governance. These materials are also available in print to any person, without charge, upon request, by emailing investor.relations@dxc.com or writing to Investor Relations, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. Information on our website is not, and shall not be, deemed to be a part of this Proxy Statement or incorporated into any other filings DXC makes with the SEC.
Board Leadership Structure
Currently, our Board leadership structure consists of a Chairman, President and CEO, a Lead Independent Director and independent committee chairs.
•Chairman, President and Chief Executive Officer: Michael J. Salvino
•Lead Independent Director of the Board: David L. Herzog
Combined CEO and Board Chairman Positions
DXC’s Guidelines enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s unique individual circumstances and the Board’s assessment of the Company’s leadership from time to time.

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The Board regularly considers different structures as circumstances may warrant, including: the strategic goals of the Company, the status of DXC’s progress with respect to our transformation journey, the various capabilities of our directors, the dynamics of our Board, and best practices in the market. The Board also reflects upon the Company’s independent oversight function exercised by our Board, which consists entirely of independent directors other than Mr. Salvino, as well as the independent leadership provided by Mr. Herzog and each of the three standing Board Committees, which consist solely of, and are chaired by, independent directors.
Based on the above, the independent directors of the Board have determined that a combined Chairman and CEO structure, together with a Lead Independent Director with clearly defined and robust responsibilities, provides the most effective leadership structure for the Company at this time.
As Lead Independent Director, Mr. Herzog has the following duties and responsibilities:
•presiding over executive sessions of independent directors;
•chairing meetings of the Board of Directors in the absence of the Chairman of the Board;
•acting as a liaison between the independent directors and the Chairman of the Board;
•coordinating with the Chairman of the Board regarding meeting agendas and schedules;
•coordinating with the Chairman of the Board regarding information presented to the Board;
•being available for consultation and communication with stockholders, as appropriate; and
•calling meetings of the independent directors (executive sessions) as appropriate.
In addition to the above responsibilities, our Lead Independent Director also meets regularly with the chairs of the Board committees as well as our Chairman, President and Chief Executive Officer, to discuss key matters, including management decisions. Our Lead Independent Director also provides input on the design of the Board, including committee oversight responsibilities.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in an executive session on a regular basis without the presence of management to discuss various matters related to the oversight of the Company, including the Board’s leadership structure and the President and Chief Executive Officer’s performance. Accordingly, our independent directors meet separately in an executive session at each regularly scheduled Board meeting and at such additional times as they may determine. Our independent directors held ten executive sessions during fiscal 2023, all of which were led by Mr. Herzog.
DXC’s governance processes also include annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments, and the various governance processes contained in the Guidelines and the Board committee charters.
Director Independence
Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence, including affirmative determination by the Board of Directors that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).

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Table of Contents	Corporate Governance
The Board has determined that, except for Michael J. Salvino, the Company’s Chairman, President and CEO, all of the Company’s director nominees, namely David A. Barnes, Raul J. Fernandez, Anthony Gonzalez, David L. Herzog, Pinkie D. Mayfield, Karl Racine, Dawn Rogers, Carrie W. Teffner, Akihiko Washington and Robert F. Woods, are independent for purposes of DXC’s Guidelines. The Board also determined that, except for Michael J. Salvino, the Company’s Chairman, President and CEO, all of the Company’s directors during fiscal 2023 were independent.
The Board considered the following relationships and transactions in making its determination that all directors (other than Mr. Salvino) are independent.
In February 2020, DXC initiated discussions with RemoteRetail, Inc. (“RemoteRetail”), a company that is majority-owned by Mr. Fernandez, a director of DXC, to assist DXC in a multi-year project to develop and deliver work-from-anywhere equipment procurement services to DXC employees. At the time DXC initially approached RemoteRetail, Mr. Fernandez was not on the DXC Board. Mr. Fernandez joined the Board in August of 2020. In February 2021, DXC and RemoteRetail officially launched the project described above. The project is operational, and payments to RemoteRetail in fiscal 2023 under the agreement totaled approximately $1.6 million. DXC also had entered into a Resale and Reseller Agreement with RemoteRetail, enabling DXC to market and sell to its end-customers the RemoteRetail solution.
In fiscal 2023, a DXC customer approached DXC seeking work-from-anywhere equipment procurement services similar to those provided by RemoteRetail. DXC considered building a similar product internally, but due to, among other things, the time and cost required to replicate the platform, decided to leverage its existing Resale and Reseller Agreement with RemoteRetail to meet the customer's immediate need. DXC continues to own the customer relationship and receives payment from the customer for any services delivered. DXC is not directly compensating RemoteRetail in connection with this reseller arrangement, however, there are certain pass-through payments made by the customer to DXC, which then remits payment to RemoteRetail in accordance with the terms of the Resale and Reseller Agreement. Given its role in the transaction, DXC retains a percentage of the total fees paid by the customer. In fiscal 2023, DXC offered similar arrangements to other DXC customers.
In April 2023, DXC acquired a minority equity interest in RemoteRetail for $2.5 million and received rights to a source code escrow and the ability to provide input on the future roadmap and technical direction of the RemoteRetail platform. Mr. Fernandez recused himself from any involvement in the negotiations of any of these transactions and commercial terms were agreed on an arm’s-length basis.
Independent Director Meetings. The non-management directors regularly meet in an executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.
Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent pursuant to the Guidelines and be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees and be a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are comprised entirely of independent members.
Limits on Director Service on other Public Company Boards
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to our Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding. Our Guidelines provide that directors should not serve as a director of another company if doing so would create actual or potential conflicts or interfere with their ability to devote sufficient time and effort to their duties as a director of DXC. Directors who have a full-time job should not serve on the boards of more than three other public companies and directors who do not have a full-time job should not serve on the board of more than four other public companies.

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Director Attendance
Pursuant to our Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors.
During the fiscal year ended March 31, 2023, DXC held twelve meetings of the full DXC Board of Directors, DXC’s Audit Committee held nine meetings, DXC’s Compensation Committee held five meetings, and DXC’s Nominating/Corporate Governance Committee held four meetings. No DXC director on the DXC Board as of March 31, 2023 attended fewer than 88% of the aggregate of (1) the total number of Board meetings that occurred while he or she was a member of the Board, and (2) the meetings held by each Board committee on which he or she served. Each of the DXC directors then serving, except for Mary L. Krakauer and Manoj Singh who were not standing for re-election, attended the 2022 Annual Meeting of Stockholders, as consistent with our Guidelines.
Stockholder Engagement
Governance is a continuing focus at DXC, starting with the Board and extending to all employees.
Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC has an ongoing stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. We value the input we receive from stockholders, engage on a variety of matters, including corporate governance, executive compensation, ESG issues and human capital management, and strive to be responsive to that feedback.
For details regarding our stockholder engagement efforts relating to our executive compensation program following the 2022 advisory vote to approve executive compensation, please refer to “2022 Say-on-Pay Vote and Stockholder Engagement” in the Compensation Discussion and Analysis.
Risk Oversight
We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management in an integrated manner. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.
Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year. The Board (either directly or through reports from Board committees’ chairs) receives a report at each regular meeting on the opportunities and risks facing DXC in the markets in which we conduct business, including on the assessment, monitoring and mitigation of risks material to the Company in the short, intermediate, and long-term, the effectiveness of the Company’s control environment in managing these risks, the functioning of the Company’s internal controls and procedures, and the identification and consideration of key emerging risks.
Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:
•The Audit Committee oversees the accounting, financial reporting processes and disclosure controls and procedures, and related internal control framework of DXC and audits of the Company’s financial statements and internal control over financial reporting, and discusses our policies with respect to risk assessment and risk management. The Audit Committee also oversees the Company’s enterprise risk management (ERM) program and ethics and compliance program.

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•The Compensation Committee oversees succession planning and leadership development as well as compensation plans and human capital management matters. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.
•The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents. The Nominating/Corporate Governance Committee oversees the Company’s ESG and climate risks, and the Information Security program.
Management Role. In fiscal 2023, our Chief Operating Officer (COO) focused on leading the Company’s risk and security efforts and risk management efforts, including cybersecurity preparedness, resiliency and security, brand protection initiatives, asset protection and ESG risks, including physical and transition-related climate change risks. Our COO also worked to advance DXC’s enterprise-level resilience strategy to enable leaders to respond to security and business disruptions in an efficient and consistent manner, keeping the safety and security of employees at the forefront while protecting company assets.
DXC’s Chief Audit Executive (CAE) reports directly to our Audit Committee and meets at least quarterly with the Audit Committee to report on potential areas of risk. In addition to managing the Internal Audit function, our CAE is responsible for our ERM function, which is an ongoing, company-wide program designed to enable effective and efficient identification of, and provide visibility into, critical enterprise risks over the short-, intermediate-, and long-term, and to facilitate the incorporation of risk considerations into decision making across the Company. In fiscal year 2023, our ERM program focused on facilitating consistent, risk-informed decision-making processes that enabled the proactive identification, response, and management of key strategic, operational, financial, compliance, and external risks and opportunities. As part of the program, an Enterprise Risk Committee (ERC) assisted management in fulfilling its responsibilities for assessing, managing, and monitoring risks, as well as aided the Board in its oversight responsibilities regarding the DXC ERM program. The ERC is chaired by the CAE and members include senior executives from Finance, Operations, Human Resources, Global Delivery, Legal, Risk Management, and Information Technology/Security.
We also have a Chief Ethics and Compliance Officer (CECO), who works closely with our General Counsel but reports directly to our Audit Committee, and who meets at least quarterly with the Audit Committee to report on key ethics and compliance risks facing the Company. The CECO also chairs DXC’s Integrity Committee, an executive-level committee comprising our COO, CFO, General Counsel, Chief Human Resources Officer, and other senior executives, which provides oversight and guidance for DXC’s ethics and compliance program and global data protection program. This committee meets quarterly.
We will continue to evaluate our risk management program and structure in fiscal 2024 to ensure alignment with the Company’s strategic and operational risks.
The risks referenced above do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the Board, its committees and the management. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Information Security Risk
Our Board devotes significant time and attention to oversight of information security risk. The Nominating/Corporate Governance Committee oversees the Company’s information security risk program, as well as management’s actions to identify, assess, mitigate, and remediate material information security risk incidents. In fiscal 2023, the Nominating/Corporate Governance Committee received regular quarterly reports from the Chief Operating Officer (COO) or the Chief Information Security Officer (CISO) on the Company’s information security program at each regular Committee meeting and provided an overview of these information security reports to the full Board at each regular quarterly Board meeting.

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In support of the ERM function, DXC has established a Global Cyber Security Risk Management Program to identify, analyze and manage our global cyber security risk. As part of this program, the CISO and COO oversee and report identified cyber security risks to the ERM function, and material risks to the Nominating/Corporate Governance Committee of the Board. The CISO and COO also work together to analyze emerging global cyber security risks and use their expertise to review the capability of DXC’s current security posture to mitigate such risks and implement required improvements where necessary.
Our CISO has extensive experience assessing and managing cybersecurity-related risks and implementing related policies, procedures, and strategies. Our CISO has served in leadership roles related to information security for over 28 years, including serving as a Deputy CISO since 2005, as a CISO since 2017 and as DXC’s CISO since May 2019. Similarly, our COO is a well-known leader with more than 20 years of experience in the technology industry and has been with DXC since 2020.
The Company maintains an information security risk insurance policy.
Macroeconomic and Geopolitical Risks
The risk landscape associated with the global economy has been, and continues to be, discussed with the Board as well as the Board committees, as appropriate. In fiscal 2023, the global economy encountered challenging supply chain environment, inflation, recession, rising interest rate, geopolitical volatility, including the conflict between Russia and Ukraine, and continuing public health crisis. Over the course of fiscal 2023, management regularly updated the Board on the impacts of the above factors to our business and the strategic, operational and financial risks associated with such factors.
Compensation and Risk
Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2023 and determined that its policies and compensation programs were not reasonably likely to have a material adverse effect on DXC. DXC also considered its robust executive stock ownership guidelines, claw back policy and anti-hedging and anti-pledging policies as risk-mitigating features of its executive compensation program. See more below under Risk Assessment in the Compensation Discussion and Analysis.
Prohibition on Hedging or Pledging of Company Stock
Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, purchase shares of DXC stock on margin or pledge DXC securities as collateral for a loan.
Equity Ownership Guidelines
Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Stock Ownership Guidelines in the Compensation Discussion and Analysis.
Talent Management and Succession Planning
Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (1) the Board’s succession plan for the CEO, and (2) the company’s succession plans for other members of senior management.

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Director Education
The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board, and annual Information Security training. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations and externally-offered programs.
Code of Conduct
DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our values. The Code of Conduct applies to all directors, all officers (including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer (PAO)) and employees of DXC, and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline – the DXC OpenLine – which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.
For the year ended March 31, 2023, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our directors or executive officers, including our CEO, CFO and PAO, we intend to disclose these actions on our website.
Retirement of Directors
Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process. Our Board utilizes a multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices.
•Annual self-evaluations: The Nominating/Corporate Governance Committee oversees the annual evaluation of the Board and each committee. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and of the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The Chairman, together with the chair of the Nominating/Corporate Governance Committee, summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares his findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.
•External evaluator: From time to time, our Board evaluation process includes an external evaluator.
•Individual director assessments: The Board conducts individual assessments on a rotating basis, whereby up to four directors are periodically evaluated for purposes of providing individual developmental feedback.
In addition, the Nominating/Corporate Governance Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy.

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Resignation of Employee Directors
Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.
Communicating with the Board
Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the independent Chairman of the Board, by writing in care of the Board Secretary, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. The Board Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.
Committees of the Board
As of the date of this proxy statement, the Board has 12 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.
Each director serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be and is independent under the rules and regulations of the NYSE.
In addition:
•Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate or must become financially literate within a reasonable period of time after the director’s appointment to the Audit Committee. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.
•Messrs. Barnes, Herzog and Woods and Ms. Teffner each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC. Each member of the Audit Committee is financially literate.
•Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, and be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
•The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

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Committee Memberships

	Current Committee Memberships	Prospective Committee Memberships (Expected to be effective beginning July 25, 2023 until 2024 Annual Meeting of Stockholders)

Audit Committee	Robert F. Woods, Chair	Robert F. Woods, Chair
	David Barnes	David Barnes
	David Herzog	David Herzog
	Carrie Teffner	Carrie Teffner

Compensation Committee	Akihiko Washington, Chair	Akihiko Washington, Chair
	Mukesh Aghi	Anthony Gonzalez
	Anthony Gonzalez	David Herzog
	David Herzog	Pinkie Mayfield
	Dawn Rogers	Dawn Rogers

Nominating/	Raul Fernandez, Chair	Raul Fernandez, Chair
Corporate Governance	Amy Alving	David Barnes
Committee	David Barnes	David Herzog
	David Herzog	Karl Racine
Karl Racine
The number of committee meetings during the last fiscal year and the function of each of the standing committees are described below.
Audit Committee

Committee	Primary Responsibilities	Number of Fiscal 2023 Meetings

Audit
•Oversee DXC’s accounting and financial reporting processes and disclosure controls and procedures, and related internal control framework and audits of our financial statements and internal control over financial reporting.
•Assist the Board in its oversight of the integrity of our financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of our internal audit function and independent auditors.
•Prepare the Audit Committee report for inclusion in our annual proxy statement.
•Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk and other risk categories as appropriate.
•Oversee the development and implementation of our risk management program.
•Oversee DXC’s ethics and compliance program.
9
Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine on the Company’s website, www.dxc.com, under “About Us/Leadership and Governance/Ethics and Compliance/Integrity Matters at DXC/SpeakUp!/OpenLine.” Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chair for his review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, Chief Ethics and Compliance Officer, the Head of Internal Audit, and the Principal Accounting Officer.

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The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.
Compensation Committee

Committee	Primary Responsibilities	Number of Fiscal 2023 Meetings

Compensation	•Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors. •Discharge the responsibilities of the Board with respect to the compensation of other executives. •Administer our incentive stock plans. •Oversee succession planning and leadership development for our senior management. •Produce a report on executive compensation for inclusion in our annual proxy statement.	5
Compensation Committee Interlocks and Insider Participation. Current Compensation Committee members Mukesh Aghi, Anthony Gonzalez, David Herzog, Dawn Rogers and Akihiko Washington were not at any time during fiscal 2023, or at any other time, one of DXC’s officers or employees or had any relationship that is required to be disclosed as a transaction with a related party pursuant to Regulation S-K Item 404. No executive officer of DXC served on the compensation committee or board of any company that employed any member of the DXC Compensation Committee or Board.

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Nominating/Corporate Governance Committee

Committee	Primary Responsibilities	Number of Fiscal 2023 Meetings

Nominating/ Corporate Governance
•Identify and recommend to the Board the slate of individuals to be nominated for election as directors.
•Develop and recommend to the Board the qualifications for director nominees.
•Develop a process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.
•Recommend to the Board directors to serve as members and chairs of each committee of the Board.
•Review and recommend to the Board the appropriateness of a director’s continued service in circumstances such as a material change in the director’s job responsibility.
•Review proposed director memberships on new boards.
•Oversee the orientation of new directors and the education of all directors.
•Oversee the Board’s annual self-evaluation of its performance.
•Periodically review and recommend to the Board proposed changes to the size, structure and operations of the Board and its committees.
•Periodically review and recommend to the Board proposed changes to DXC’s significant corporate governance documents.
•Review any “Interested Transactions” in accordance with the terms of DXC’s policy on related party transactions.
•Oversee the Company’s Information Security program, including cyber security.
•Oversee the Company’s ESG program and climate risks.
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Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditor, DXC’s audited financial statements for the fiscal year ended March 31, 2023, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditor the materials required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with them their independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, for filing with the SEC.
The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditor for the fiscal year ending March 31, 2024, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.
Robert Woods, Chair
David Barnes
David Herzog
Carrie Teffner
Director Compensation

Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent consultant of the program’s framework and pay levels relative to DXC’s peer group.
The director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Director Compensation Best Practices
Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.
Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation and equity awards.
Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting.
Ownership Guidelines	Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.
Anti-Hedging or Anti- Pledging of Company Stock	Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.

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In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2023. Mr. Salvino, our Chairman, President and CEO, does not receive any separate compensation for his activities on our Board.

Fiscal 2023 Director Retainers and Fees

Annual Cash Retainer(1)	$90,000.00
Annual Equity Award(2)	$200,000.00
Lead Independent Director Retainer(1)	$50,000.00
Audit Committee Chairman Retainer(1)	$30,000.00
Compensation Committee Chairman Retainer(1)	$25,000.00
Nominating/Corporate Governance Committee Chairman Retainer(1)	$20,000.00
Committee Member Retainer(1)	$10,000.00
Additional Meeting Attendance Fee(1)(3)	$2,500 per meeting
1.Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.
2.The Annual Equity Award is designed to be payable in the form of restricted stock units (RSUs) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date, or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of five, 10 or 15 years, per the director’s election.
3.Directors may earn additional meeting attendance fees in situations where there is a large number of meetings that require travel. Specifically, a director is eligible to receive the additional meeting attendance fee for meetings, special projects and assignments involving travel, once the director has exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director serves.

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The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2023, certain information with respect to compensation paid to them by DXC in fiscal 2023.

Name (a)	Fees Earned(1) or Paid in Cash ($) (b)	Stock Awards(2) ($) (c)	Total ($) (d)

Mukesh Aghi(4)	100,000	199,080	299,080
Amy E. Alving(4)	100,000	199,080	299,080
David A. Barnes	106,821	199,080	305,901
Raul J. Fernandez	120,000	199,080	319,080
Anthony Gonzalez	24,167	111,568	135,735
David L. Herzog	147,745	199,080	346,825
Mary L. Krakauer(5)	31,793	—	31,793
Ian C. Read(5)	—	—	—
Karl Racine	24,167	111,568	135,735
Dawn Rogers	100,000	199,080	299,080
Michael J. Salvino(3)	—	—	—
Manoj P. Singh(5)	31,793	—	31,793
Carrie W. Teffner	94,722	252,414	347,136
Akihiko Washington	125,000	199,080	324,080
Robert F. Woods	130,000	199,080	329,080
1.Column (b) reflects all cash compensation earned during fiscal 2023, whether or not payment was deferred pursuant to the Deferred Compensation Plan.
2.Each director serving as a non-employee director of DXC as of the close of DXC’s 2022 Annual Meeting of Stockholders on July 26, 2022 received 6,300 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of July 29, 2022 ($31.60), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2023 annual meeting (July 25, 2023). In addition, Ms. Teffner received a pro rata RSU grant of 1,800 RSUs for service from April 20, 2022, when she joined the Board, to the date of the July 26, 2022 Annual Meeting of Stockholders, which also reflects the date the RSUs vested in full, and Messrs. Gonzalez and Racine each received pro rata RSU grants of 3,800 RSUs for service from January 5, 2023, when each joined the Board, & both their grants are scheduled to vest in full on the date of DXC's 2023 Annual Meeting of Stockholders (July 25, 2023).
Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718) in connection with the RSUs granted during fiscal 2023. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 to the Consolidated Financial Statements in DXC’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2023

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providing details of DXC’s accounting under FASB ASC Topic 718. The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2023 were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2023

Mukesh Aghi(4)	6,300
Amy E. Alving(4)	6,300
David A. Barnes	6,300
Raul J. Fernandez	6,300
Anthony Gonzalez	3,800
David L. Herzog	6,300
Mary L. Krakauer(5)	—
Ian C. Read(5)	—
Karl Racine	3,800
Dawn Rogers	6,300
Michael J. Salvino	—
Manoj P. Singh(5)	—
Carrie W. Teffner	6,300
Akihiko Washington	6,300
Robert F. Woods	6,300
3.    Mr. Salvino’s compensation as President and CEO is reflected in the Summary Compensation Table. Mr. Salvino did not and does not receive separate compensation for his additional service as Chairman of the Board.
4.     Mr. Aghi and Ms. Alving will serve on the Board until DXC’s 2023 Annual Meeting of Stockholders.
5.     Ms. Krakauer and Messrs. Read and Singh served on the Board until our 2022 annual meeting of stockholders held on July 26, 2022. Mr. Read did not receive cash-based compensation for his service on the Board.

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Environmental, Social and Corporate Governance

With a focus on our customers, colleagues, and communities, DXC is committed to building sustainable and responsible business practices that create value for all our stakeholders and contribute to a better world. Our focus on ESG aligns with our Essential Evolution; we provide the services that the largest companies in the world cannot live without, and we guide our customers to their technology future because they place their trust in us.

Environmental	Social	Governance
Advancing the sustainability of our operations and IT services while assisting our customers to become more sustainable	Building a diverse, inclusive, values-based, and people-first culture based on equitable practices, employee perspectives, and community stewardship	Instilling trust and garnering respect among the stakeholders we serve through transparent leadership, to drive sustainable growth
ESG Strategy and Targets
As a responsible corporate citizen with a commitment to environmental sustainability, we set ambitious carbon-reduction goals, and are working toward circular-economy processes and climate impact mitigation. Our sustainability approach is targeted to 1) Advance the sustainability of our operations; 2) Advance the sustainability of our IT services; and 3) Use our technologies and capabilities to help our customers become more sustainable.
We strive to reduce our impact on the environment and improve resource efficiency in the areas of energy consumption, data center management, and travel and transportation. Our conservation efforts are supported in part by our shift to a virtual-first operating model, which enables our workforce to be largely remote and helps us reduce our greenhouse gas emissions and our overall energy consumption. While the virtual-first model mainly helps reduce the size of our office footprint, we are also pursuing efficiency programs for data centers and data center rationalization programs to reduce energy consumption.
DXC also partners with customers to help them achieve their own climate-related goals. In response to shifting customer demand, we offer a number of products and services that can have a significant impact on our customers’ sustainability objectives, delivering climate-related benefits far greater than what we could achieve alone through our internal carbon-reduction efforts. Offerings such as DXC Modern Workplace, cloud migration services, and data-driven sustainability services provide the data insights and IT evolution to directly reduce carbon emissions for our customers.
The information in this section is based in part on data provided to us by our customers, and we do not, and do not intend to, independently verify such information or claims. For additional limitations and risks related to our ESG targets and disclosure, see “Cautionary Statement Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
Environmental
DXC has committed to set near-term company-wide emission reduction goals in line with the Science Based Targets initiative (SBTi). Additional targets include reducing our Scope 1 and 2 emissions 65% by 2030 against a 2019 baseline.
Achievements include:
•50% reduction in Scope 1 & 2 greenhouse gas emissions in FY22 from a FY19 baseline, exceeding our FY22 target
•33% reduction in energy consumption in FY22 from a FY19 baseline
•35% of electricity procured from renewable sources
•Recycled 99% of the e-waste processed through our recycling and refurbishment partners

34	2023 Proxy Statement

Table of Contents	Corporate Governance
Social
We are committed to building a diverse, inclusive, values-based, and people-first culture to enable our Essential Evolution. Diversity is at the core of our ability to serve our customers and stockholders, and it strengthens our reputation as an employer of choice in the Technology services industry and beyond.
Achievements include:
•Established 20 Employee Resource Groups to cultivate diversity
•Partnering with cultural groups to increase diverse hiring
•Expanded career development programs for women
•Improving equity of employee benefits offerings
•Employees completed 3.5M training hours in FY22 via DXC University
•Donated $7.1M to more than 1,000 global causes
Governance
DXC’s governance program is being structured to instill trust and garner respect among the stakeholders we serve through responsible and transparent leadership. Our Board devotes significant time and attention to ESG issues that are material to our company and our stockholders, inclusive of Information Security Risk and Ethics & Compliance to maintain the highest standards of corporate governance.
Achievements include:
▪Experienced and engaged Board of Directors and key committees
▪45% of director nominees from traditionally underrepresented racial / ethnic minority groups and 27% of director nominees are female
▪Robust ethics program with proactive audit and risk assessments
▪Continual investment in information security and data privacy to aggressively maintain best-in-class assurances
ESG Oversight
The governance of DXC’s ESG program is a multitiered process involving the Board, members of our executive staff, and internal leadership.
•Our Board provides oversight of our ESG program, enabling us to have the governance, long-term strategy, and processes to manage ESG outcomes and meet the needs of our stakeholders.
•The Nominating and Corporate Governance Committee has specific oversight of ESG.
•Our ESG leadership team updates the committee on ESG status quarterly and provides an update to the full board annually.

35

Corporate Governance	Table of Contents
Reporting frameworks

Global Reporting Initiative (GRI) reporting since 2017	Reporting through Sustainability Accounting Standards Board (SASB) beginning in 2021
CDP respondent since 2018; Sustained 2022 “B” rating despite increasing requirements	Reporting against the Task Force on Climate-related Financial Disclosures (TCFD) standards beginning in 2021
UN Global Compact Signatory since 2017
Accolades
•Awarded EcoVadis 2023 gold medal for outstanding sustainability performance
•Recognized by USA Today as one of America’s 2023 Climate Leaders
•Achieved a top score of 100 for fourth consecutive year in the 2022 Disability Equality Index
•Named on Newsweek’s list of America’s Most Responsible Companies 2023 for environmental, social and corporate governance performance
•Named on Forbes 2022 World’s Best Employers list
•DXC’s Mike Salvino ranked 18th in the 2021 Top 100 CEOs of large companies by Comparably and Best CEOs for Diversity and Global Culture
•DXC named on Comparably’s 2022 list of Best Companies for Global Culture
•DXC received two gold and one silver award from Brandon Hall Group for excellence in Learning & Development, Talent Acquisition, and Diversity, Equity and Inclusion
•DXC was awarded the 2022 National Organization for Disability’s Leading Disability Employer Seal
We maintain a page on our corporate website at www.dxc.com/us/en/about-us/corporate-responsibility where information regarding our ESG program, including our corporate responsibility reports and our accomplishments on ESG related matters, among others, may be found. We seek to be responsive to key areas of stakeholder interest through our ESG disclosures, however, the ESG disclosures on our website, including our Corporate Responsibility Reports, are not incorporated by reference into this proxy statement or our other filings with the SEC, because such disclosures include matters that are not material under the federal securities law definition of materiality or otherwise responsive to our reporting obligations.

36	2023 Proxy Statement

Table of Contents	Corporate Governance
Political Contributions and Lobbying

In keeping with DXC’s Code of Conduct, DXC pursues its public policy agenda in strict accordance with the law and its global Government Affairs policy which, among other things, establishes clear governance for Lobbying, Political Contributions and Contact with Government Officials.
•Lobbying. The company discloses its international, U.S. federal, state and local lobbying activity and expenditures as required by law.
•Political Contributions. DXC’s Government Affairs policy does not allow DXC to use corporate funds or assets for contributions to candidates for U.S. federal political office, or for federal office in any country. DXC did not make political contributions in fiscal 2023 to U.S. state candidates or to state and local government ballot measures, Political Action Committees and political party committees.
•Trade Associations. DXC did not make any trade association payments used for political contributions in fiscal 2023.
The Company’s Government Affairs policy is available on our website at
www.dxc.com/us/en/about-us/leadership-and-governance/dxc-government-affairs

37

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
C. Security Ownership of Certain Beneficial Owners
and Management
Security Ownership

The following table provides information on the beneficial ownership of our common stock as of June 2, 2023, by:
•each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;
•each of our named executive officers;
•each of our directors and director nominees; and
•all executive officers and directors, as a group.
Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)	Percentage of Class(2) (%)

The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	26,485,956(3)	12.57
Franklin Resources, Inc.	17,317,249(4)	8.22
BlackRock, Inc.
40 East 52nd Street
New York, New York 10022	15,792,904(5)	7.49
Invesco Ltd.
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309	15,474,869(6)	7.34
Michael J. Salvino	821,735	*
Kenneth P. Sharp	62,694	*
William L. Deckelman, Jr.	212,627(7)	*
Chris Drumgoole	145,438	*
Mary E. Finch	191,882	*
Mukesh Aghi	43,117(8)	*
Amy E. Alving	33,959(8)	*
David A. Barnes	22,200(8)	*
Raul J. Fernandez	47,092(8)	*
Anthony Gonzalez	3,800(8)	*
David L. Herzog	34,006(8)	*
Pinkie D. Mayfield	0	*
Karl Racine	3,800(8)	*
Dawn Rogers	14,700(8)	*
Carrie W. Teffner	8,100(8)	*
Akihiko Washington	14,700(8)	*
Robert F. Woods	44,431(8)	*
All executive officers and directors of the Company, as a group (19 persons)	1,826,101(8)	*
1.Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147.

38	2023 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management
2.Based on 210,719,128 shares of common stock issued and outstanding on June 2, 2023.
3.Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 9, 2023. The Schedule 13G/A provides that Vanguard had shared voting power over 285,707 shares of DXC, sole dispositive power over 25,673,183 shares of DXC, and shared dispositive power over 812,773 shares of DXC.
4.Based solely on the most recently available Schedule 13G/A filed by Franklin Resources, Inc. (FRI) on January 31, 2023. The Schedule 13G/A provides that these shares are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (Investment Management Subsidiaries) of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the Principal Shareholders) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. Templeton Global Advisors Limited has sole voting and dispositive power with respect to 14,145,877 shares of DXC. Templeton Investment Counsel, LLC has sole voting and dispositive power with respect to 1,558,576 shares of DXC. Templeton Asset Management Ltd. has sole dispositive power with respect to 816,734 shares of DXC. Franklin Templeton Investments Corp. has sole voting and dispositive power with respect to 512,343 shares of DXC. Franklin Templeton Asset Management Mexico, S.A de C.V has sole voting and dispositive power with respect to 3,289 shares of DXC. Franklin Advisers, Inc. has sole voting power with respect to 243,825 shares of DXC and sole dispositive power with respect to 257,092 shares of DXC. Franklin Templeton International Services S.a r.l. has sole dispositive power with respect to 8,032 shares of DXC. Fiduciary Trust Company International has sole voting power with respect to 5,993 shares of DXC and sole dispositive power with respect to 6,007 shares of DXC. Fiduciary Trust International LLC has sole voting and dispositive power with respect to 4,776 shares of DXC. Franklin Advisory Services, LLC has sole voting and dispositive power with respect to 4,523 shares of DXC. The principal address of FRI and the Principal Shareholders is One Franklin Parkway, San Mateo, California 94403.
5.Based solely on the most recently available Schedule 13G/A filed with the SEC on February 1, 2023, by BlackRock, Inc. (BlackRock). The Schedule 13G/A provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 14,602,398 shares of DXC and sole dispositive power over 15,792,904 shares of DXC.
6.Based solely on the Schedule 13G filed with the SEC on February 10, 2023, by Invesco Ltd. (Invesco). The Schedule 13G provides that (i) Invesco is a parent holding company or control person and (ii) Invesco, through its subsidiaries identified therein, had sole voting power over 15,128,021 shares of DXC and sole dispositive power over 15,474,869 shares of DXC.
7.With respect to Mr. Deckelman and all executive officers and directors of the Company as a group, includes 91,566 and 91,566 shares of common stock, respectively, subject to employee options which were outstanding on June 2, 2023, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.
8.With respect to Messrs. Aghi, Barnes, Fernandez, Gonzalez, Herzog, Racine, Washington and Woods, and Mses. Alving, Rogers and Teffner and all executive officers and directors of the Company, as a group, includes 6,300; 6,300; 6,300; 3,800; 6,300; 3,800; 6,300; 6,300; 6,300; 6,300; 6,300; and 96,436 Restricted Stock Units (RSUs), respectively, outstanding as of June 2, 2023 that would vest or could settle on or within 60 days after June 2, 2023. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class.

*Less than 1%.

39

Certain Relationships and Related Party Transactions	Table of Contents
D. Certain Relationships and Related Party Transactions
Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time since the beginning of the last fiscal year:
•A director or executive officer of the company;
•Any nominee for director;
•Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and
•Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
•Any beneficial owner of more than 5% of DXC common stock, or
•Any immediate family member, as defined above, of any such beneficial owner.
A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.
In determining whether to approve an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the Interested Transaction to the Nominating/Corporate Governance Committee.
Fiscal 2023 Related Party Transactions

There have been no transactions since April 1, 2022, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our Related Party Transactions policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

40	2023 Proxy Statement

Table of Contents	Executive Compensation
E. Executive Compensation
DXC Letter from the Compensation Committee
Dear fellow stockholders,
Set out on the following pages is the Compensation Discussion and Analysis, which details our fiscal 2023 executive compensation program.
Overview. In partnership with the leadership team, we are focused on developing compensation practices that align with our stockholders’ interests and allow us to attract and retain the best talent. To achieve that objective, we have worked with the leadership team to structure an executive compensation program that links pay with performance by closely aligning leadership’s financial interests with the execution of DXC Technology’s business strategy, and you will see that alignment in our pay outcomes in fiscal 2023. Stockholder outreach is another cornerstone of our executive compensation program, and we made changes to our executive compensation program in fiscal 2023 based on stockholder feedback we received in two separate engagements.
Fiscal 2023 Pay for Performance. We are pleased with the Company’s continued progress in fiscal 2023. Mr. Michael J. Salvino, our Chairman, President and CEO, together with his leadership team, have demonstrated clear execution on our Transformation Journey and delivered a better culture, stronger customer relationships, an enhanced sales model and improved financial performance. DXC has maintained an investment-grade credit profile, while returning $1 billion back to stockholders. We believe that the Company is well positioned to grow.
Consistent with our pay for performance plan for fiscal 2023, we approved the actual achieved 60% funding in the short-term incentive plan, which is below target but above threshold performance. The long-term incentive paid out at 150% due to DXC’s strong operational execution resulting in significant stock outperformance in the three-year total shareholder return (TSR). DXC was 113.7%, as compared to 59.0% for the S&P 500 Index and 25.4% for the median of the GICS 4510 Software and Services industry. In addition, on a one-year basis, DXC’s TSR was -18.5%, ahead of the median of the GICS 4510 Software and Services industry TSR of -35.2%, but below the S&P 500 Index TSR of -9.3%.1
We are pleased that DXC’s focus in fiscal 2024 will not be fixing challenges, but delivering higher-quality revenue, and expanding Margin, Earnings per Share and Free Cash Flow to create long-term value for our stockholders.
Response to Stockholder Feedback. Following the 2022 Annual Meeting of Stockholders, in which stockholders of 91% of our shares outstanding supported our Say-on-Pay proposal, we engaged in two rounds of investor outreach. We are committed to these sessions as part of our ongoing efforts to seek feedback from, and engage with, our stockholders.
As further indication of the Company maturing and continuing to evolve based on stockholder feedback, we introduced traditional financial metrics into our incentive plan in fiscal 2023. This includes organic revenue growth, EBIT margin in the short-term incentive plan and cumulative Free Cash Flow and relative total shareholder return in the long-term incentive plan.
We look forward to continued collaboration with our stockholders in the years to come.
Compensation Committee

AKIHIKO WASHINGTON Chair	MUKESH AGHI	ANTHONY GONZALEZ	DAVID HERZOG	DAWN ROGERS
1 3-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2020 to actual closing stock price on 3/31/2023, with any dividends reinvested. 1-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2022 to actual closing stock price on 3/31/2023, with any dividends reinvested. GICS 4510 represents companies with the Global Industry Classification Standard of Software and Services. Source for S&P 500 Index and GICS 4510 Companies’ (excluding DXC) cumulative total shareholder return data over the same noted time periods: S&P Capital IQ.

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Executive Compensation	Table of Contents
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our fiscal 2023 executive compensation program. It is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2023 identified below:

Michael J. Salvino	Chairman, President and Chief Executive Officer
Kenneth P. Sharp	Executive Vice President and Chief Financial Officer(1)
Mary E. Finch	Executive Vice President and Chief Human Resources Officer(2)
Christopher Drumgoole	Executive Vice President and Chief Operating Officer(3)
William L. Deckelman Jr	Executive Vice President and General Counsel
1.As of June 1, 2023, in fiscal 2024, Mr. Sharp ceased serving as our Chief Financial Officer and will be succeeded by Robert Del Bene. Mr. Del Bene officially joins DXC as Executive Vice President and Chief Financial Officer on June 15, 2023.
2.Ms. Finch was appointed to the new position of Executive Vice President, Chief Human Resources Officer and Global Lead, Marketing in fiscal 2024.
3.Mr. Drumgoole was appointed to the new position of Global Lead, Cloud Infrastructure & ITO in fiscal 2024.
Quick CD&A Reference Guide

Executive Summary	Section I
2022 Say-on-Pay Vote and Stockholder Engagement	Section II
Compensation Philosophy and Objectives	Section III
Compensation Determination Process	Section IV
Components of Our Compensation Program	Section V
Additional Compensation Policies and Practices	Section VI

42	2023 Proxy Statement

Table of Contents	Executive Compensation
Section I. EXECUTIVE SUMMARY
Pay for Performance

At DXC Technology, we are committed to linking executive compensation to the performance of the Company. Our executive compensation program is closely aligned with our strategic priorities, which include attracting and retaining a strong, experienced senior team focused on leading our strategy. In alignment with our priorities, our executives are accountable for changing the culture, strengthening our customer relationships, delivering higher-quality revenue and profitably and sustainably growing the business.
In fiscal 2023, DXC delivered consistent financial performance with a focus on establishing a sustainable financial foundation for the future and driving strong Free Cash Flow. Fiscal 2023 financial outcomes that reflected our pay for performance model include:
•Revenue of $14,430 million and Organic Revenue Growth* of -2.7%
•EBIT of -$820 million, adjusted EBIT* of $1,157 million and Adjusted EBIT* Margin of 8.0%
•Cash Flow from Operations of $1,415 million and Free Cash Flow* of $737 million
•In addition, three-year TSR performance far outpaced the S&P 500 and the GICS 4510 Software and Services industry companies
In executing our Transformation Journey in fiscal 2023, we have built a strong team, improved the quality of our revenue and margin and continued to strengthen our financial foundation. DXC reduced its debt levels to $4.4 billion, a reduction of $565 million as compared to the start of the year. In addition, DXC completed its $1 billion share repurchase initiative and announced its intention to buy back another $1 billion of its stock. These repurchases are self-funded, utilizing DXC’s Free Cash Flow generation and proceeds from its asset sales program. Additionally, we have continued to take steps to simplify our operating and financial structure, align our executive compensation to our business strategy and improve corporate governance, positioning DXC to become the company the executive team envisioned in fiscal 2024, growing Organic Revenue, and expanding Margin, Earnings per Share and Free Cash Flow.
* For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix: Non-GAAP Financial Measures.”

43

Executive Compensation	Table of Contents
DXC’s Fiscal 2021 – Fiscal 2023 Cumulative TSR Comparison Against Peers: Demonstrating Pay for Performance
Under Mr. Salvino’s leadership, DXC’s 3-year cumulative TSR (113.7%) substantially outperformed the median of the GICS 4510 Software and Services industry (25.4%).1 We believe that this relative outperformance demonstrates the effectiveness of the five steps of our Transformation Journey, which is now embedded in how we operate.

1    3-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2020 to actual closing stock price on 3/31/2023, with any dividends reinvested. GICS 4510 represents companies with the Global Industry Classification Standard of Software and Services. Source for GICS 4510 Companies’ (excluding DXC) cumulative total shareholder return data over the same noted time periods: S&P Capital IQ.

44	2023 Proxy Statement

Table of Contents	Executive Compensation
Fiscal 2023 Compensation Plan Decisions: Strong Emphasis on Performance

Target Total Direct Compensation: Majority Performance-Based
•Consistent with our compensation philosophy, which emphasizes performance-based and “at-risk” pay, the proportion of performance-based and at-risk compensation encourages a focus on the Company’s short- and long-term success to align with the long-term interests of our stockholders.
•Approximately 92% of CEO target total compensation is variable and at-risk, with 69% being performance-based and subject to achievement of meaningful pre-set, objective goals.
•For the other NEOs, an average of approximately 81% of target total compensation is variable and at-risk, with 57% being performance-based and subject to achievement of meaningful pre-set, objective goals.

Long-Term Incentive Equity: Majority Performance-Based
•Majority of CEO and NEO long-term incentive equity awards are performance-based.
•Overall, 76% (delivered in 70% PSUs and 30% RSUs) of our CEO’s target compensation is allocated to long-term incentive equity.
•For other NEOs, 59% (delivered in 60% PSUs and 40% RSUs) of their fiscal 2022 target compensation is allocated to long-term incentive equity.
•Starting in fiscal 2023, the PSU weighting of the equity granted to other NEOs was increased from 50% to 60% to further enhance the performance orientation of our executive compensation program.

Short-Term Annual Cash Incentive: Payouts based on performance against rigorous goals and using objective measures only
•Fiscal 2023 Adjusted EBIT Margin %, with 60% weighting, was introduced as a new metric that best captures the success of DXC’s optimization efforts and improved operational performance.
•Fiscal 2023 Organic Revenue Growth %, with 40% weighting, was also introduced as a new metric.

45

Executive Compensation	Table of Contents

Annual incentive payouts below target demonstrate Pay for Performance Alignment
•In fiscal 2023, under the annual cash incentive plan, the Compensation Committee determined that the Company’s achievements for Adjusted EBIT Margin % and Organic Revenue Growth % were approximately 90% and 97%, respectively, which were below target performance but above threshold, resulting in a calculated payout of approximately 60% of target, also demonstrating the alignment between pay and performance.

Award	Achievement	Payout
STI: Fiscal 2023 (Incentive Compensation Plan)	Below Target	60% Payout

•Further underscoring the pay and performance alignment, actual annual incentive payouts were based on Company financial performance with no positive subjective discretion applied to increase any NEOs’ final annual cash incentive payouts.

Peer Group: Appropriate Peer Group to Reference
•Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the peer group of comparable companies to use as a reference point in connection with executive compensation decisions.
•In determining the peer group, the criteria of competitors for talent, revenues and headcount are given more weight in the Compensation Committee’s determination than market capitalization, in part because of the view that DXC’s stock price is somewhat depressed and thus market capitalization is not as significant a factor.

*For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measure, see “Appendix: Non-GAAP Financial Measures.”

Pay Outcomes Demonstrate Pay for Performance Alignment

A substantial proportion of our CEO’s pay is performance-based and at-risk. If the Company does not meet performance targets and/or our stock price decreases (or, conversely, if goals are achieved and/or our stock price increases), the value of our CEO’s pay is affected, underscoring the pay for performance nature of our executive compensation program.
To illustrate this alignment of pay outcomes with performance, the chart below contrasts the amounts reported in the Summary Compensation Table under SEC reporting rules, which uses the accounting grant date fair value of equity grants, with the amounts of CEO compensation that were realized (actual compensation) during a fiscal year.
At the end of fiscal 2023, the total cumulative fiscal 2021 through fiscal 2023 reported value of Mr. Salvino’s pay was approximately 135% more than the total cumulative actual realized value (shown in chart below). This not only provides a meaningful demonstration of the pay for performance alignment of DXC’s executive compensation program, but the line representing Cumulative TSR also shows the strong alignment of our CEO’s realized pay with our stock price performance and the experience of our stockholders.

46	2023 Proxy Statement

Table of Contents	Executive Compensation
The chart below displays the following amounts:
Summary Compensation Table reported amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the accounting grant date fair values of PSUs and RSUs.
Realized Pay amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the actual value of all PSUs and RSUs that vested during the fiscal year, based on the stock price on the vesting date.
Cumulative TSR is calculated based on DXC Technology’s stock price on the last trading day of fiscal 2023 in comparison to the Company stock price on the last trading day of fiscal 2020 and assumes an initial investment of $100 on the last trading day of fiscal 2020, plus reinvested dividends.

Fiscal 2023 CEO Target Direct Compensation Aligned with Peer Median; Peer Group
Rigorously Determined

As described below under “Section IV. Compensation Determination Process--Compensation Peer Group and Peer Selection Process,” the Compensation Committee believes that obtaining relevant market data is very important to making determinations about executive compensation. The Compensation Committee takes into consideration the structure, components, and amounts paid under the executive compensation programs of other comparable, peer companies when making decisions about the structure and component mix of our program. The Compensation Committee also considers the Company’s compensation philosophy and objectives, internal fairness and market trends, and other relevant factors.

47

Executive Compensation	Table of Contents
In fiscal 2022, in view of Mr. Salvino’s leadership in executing on the Transformation Journey, the Compensation Committee and the Board set his target total direct compensation opportunity at the median of the peer companies, which was $16.75 million. For fiscal 2023, Mr. Salvino’s target total direct compensation opportunity was then evaluated at the 23rd percentile of peers. Although Mr. Salvino demonstrated clear execution on our Transformation Journey and delivered a better culture, stronger customer relationships, an enhanced sales model and improved financial performance, the Compensation Committee and the Board determined not to increase Mr. Salvino’s base salary, target STI, or target LTI opportunity.
In accordance with our pay for performance and stockholder alignment philosophy, the vast majority (92%) of Mr. Salvino’s $16.75 million target total direct compensation opportunity in fiscal 2023 was variable and at-risk, with a majority (69%) being subject to rigorous and preset short- and long-term performance conditions.
Under SEC reporting rules, PSUs with a relative stock price metric must be reported based on their grant date fair value under applicable accounting rules. As such, and because the PSUs represented a large percentage of the total, the reported amount shown in the Summary Compensation Table differs from the amount that the Compensation Committee targeted. The amount realized will depend on financial performance and total shareholder return performance relative to a comparison peer group over the three-year performance period.

48	2023 Proxy Statement

Table of Contents	Executive Compensation
Section II. 2022 SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT
General. Stockholder feedback has informed the evolution of our executive compensation program. We value the input we receive from stockholders and engage with them on a regular basis on a variety of matters, including corporate governance, executive compensation and ESG, including human capital management. We strive to be responsive to that feedback. DXC’s Compensation Committee continues to believe that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them.
2022 Advisory Vote on Executive Compensation. At the 2022 Annual Meeting of Stockholders, our advisory Say-on-Pay proposal regarding the compensation of our named executive officers received the support of approximately 91% of the votes cast, indicating stockholder satisfaction with our executive compensation program and the disclosed executive compensation program changes in fiscal 2022, the disclosed going forward changes in fiscal 2023, and the Compensation Committee commitments made to stockholders during the fiscal 2022 outreach.
Robust Engagement. DXC’s Compensation Committee believes that directly engaging with stockholders is a critical process for receiving and understanding feedback from stockholders. Over the course of fiscal 2023, we conducted outreach to stockholders in July 2022 and again in February 2023.
The Compensation Committee Chair and at least one other Board member were present for all of the conversations. Participating in these efforts on behalf of the Company were the Chief Human Resources Officer, the SVP, HR Global Performance, Rewards & Sustainability, the SVP, Deputy General Counsel & Board Secretary, and the Vice President of Investor Relations.
During outreach in fiscal 2023, stockholders expressed being pleased with the high level of responsiveness of the Compensation Committee to their concerns, and in addition voiced appreciation for the ongoing collaboration and the opportunity to provide input on the evolution of the executive compensation program, including the changes made in fiscal 2023 in response to their feedback. We value the ongoing discussions with our stockholders and look forward to continued collaboration in the years to come.

49

Executive Compensation	Table of Contents
Compensation Program Governance
Every year, the Compensation Committee assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters, including the following best practices that we employ:

What We Do	What We Don’t Do

Proactively reach out to stockholders to understand and address their feedback and concerns regarding our executive compensation program
Majority of total executive compensation is at-risk and performance-based
Appropriate allocation of short- and long-term compensation
Combination of balanced performance metrics
Multi-year vesting period for PSUs and RSUs to motivate long-term performance and align the interests of our executive officers with stockholder interests
Independent consultant engaged by Compensation Committee
Benchmark compensation decisions against data from rigorously-determined peer group
Apply stock ownership guidelines (CEO guideline is 7x base salary)
Include clawback provisions in our key incentive programs
Perform an annual risk assessment of our compensation program
Regularly review dilution and share utilization levels
Annual incentives and PSU payouts are capped
Double trigger Change in Control provisions

No dividend equivalents on unearned awards
No hedging or pledging of Company securities
No repricing of underwater stock options
No excessive perks
No excise tax gross-ups related to Change in Control
No share recycling for options / SARs
No exchanges of underwater options for cash
No evergreen provisions in the equity plan

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Section III. COMPENSATION PHILOSOPHY AND OBJECTIVES
At DXC, we are strongly committed to tying executive compensation to business performance. Throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests:
•We are committed to a pay for performance culture. Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.
•We believe that executive compensation should have a significant portion of pay at-risk, be aligned to stockholder interests and the long-term value realized by our stockholders through a balance of cash and equity.
•We believe that the majority of an executive’s total target compensation should be variable and tied to achievement of measurable financial and strategic objectives that support the Company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value, and motivate the right behaviors.
•Our people are critical to our success. We aim to attract, retain, and incentivize the best talent with a range of backgrounds, skills, capabilities, and experiences to unlock value for our customers and enable our business to thrive.
•We believe that executive compensation should be competitive to attract the best talent. Actual pay varies based on individual/team and Company performance.
•We believe that executive compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.
•We engage with stockholders on a regular basis to obtain their input on our executive compensation program design and operation, so that we can incorporate stockholder feedback into our planning process and revisions to our program.

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Section IV. COMPENSATION DETERMINATION PROCESS
Role of the Compensation Committee

The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.
The Compensation Committee considers various factors in determining compensation, including an executive’s experience, performance, and contributions, as well as the Company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive, rapidly changing market. In addition, the Compensation Committee considers feedback the Company receives from stockholders when making decisions on the Company’s executive compensation practices.
Role of Management

The Compensation Committee coordinates with the CEO, the Chief Human Resources Officer (CHRO), and the SVP, HR Global Performance, Rewards & Sustainability, in collaboration with management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation and analysis of financial data, peer group comparisons, and other materials to assist the Compensation Committee in making and implementing its decisions.
The CEO, with the assistance of the CHRO and the SVP, HR Global Performance, Rewards & Sustainability, also conducts an annual review of the total compensation of each executive officer, including the named executive officers. The review includes an assessment of each executive officer’s experience, performance, the performance of the executive officer’s respective business or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.
Role of Board

While the CEO provides recommendations to the Compensation Committee about executive officer compensation and Company-wide performance targets, the ultimate decisions regarding executive compensation are made by the Compensation Committee. When the Compensation Committee discusses the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present during such discussions. The independent members of the Board approve the CEO’s compensation, and the CEO does not participate in the discussion.
Role of the Independent Compensation Consultant

The Compensation Committee retains Pay Governance, an independent compensation consulting firm, to advise on executive compensation matters and provide additional information regarding whether DXC’s executive compensation program is reasonable and consistent with its objectives. Pay Governance reports directly to the Compensation Committee and regularly participates in Compensation Committee meetings at the request of the Compensation Committee Chairman. During fiscal 2023, Pay Governance advised the Compensation Committee on executive compensation and governance trends; CEO and executive officer compensation; non-employee director compensation; incentive program design; selection of peer group companies; and the share usage and dilution in connection with the equity compensation plan.
Pay Governance has been retained since October 2020, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Pay Governance at the Company’s expense. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that prevent them from providing independent advisory services to the Compensation Committee.

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While the Compensation Committee took into consideration the review and recommendations of Pay Governance when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
Compensation Peer Group and Peer Selection Process

The Compensation Committee believes that obtaining relevant market and benchmark data where we compete for talent is very important to making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.
The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and our competitors for talent.
The Compensation Committee, with the assistance of its independent consultant, developed and maintained a peer group in connection with decisions made in fiscal 2023 using the following criteria:
•IT and professional services industries
•Revenue in the range of 1/3x to 3x the revenue of DXC
•Direct competitors for talent
•Organizational scope/complexity (key financial and operating measures, number of employees, and profitability)
DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. In addition, we compete for talent and hire from industry leading organizations with larger market capitalizations. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the peer group provides DXC and the Compensation Committee with a valid set of comparators and benchmarks for the Company’s executive compensation program and governance practices. In fiscal 2023, no changes were made to the existing peer group.

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The peer group used in connection with decisions relating to fiscal 2023 components of compensation consisted of the following companies:

Company	Revenue Latest FYE(1) ($ in millions)	Total Employees (#)

Accenture plc	44,327	506,000
Aon plc	11,066	50,000
Automatic Data Processing, Inc.	15,005	56,000
Cisco Systems, Inc.	49,818	79,500
Cognizant Technology Solutions Corporation	16,652	289,500
Fidelity National Information Services, Inc.	12,552	62,000
Fiserv, Inc.	14,852	44,000
Hewlett Packard Enterprise Company	26,982	59,400
Intel Corporation	77,867	110,600
International Business Machines Corporation	73,621	345,900
Leidos Holdings, Inc.	12,297	39,000
Marsh & McLennan Companies, Inc.	17,224	76,000
Texas Instruments Incorporated	14,461	30,000
VMware, Inc.	11,767	32,300
Western Digital Corporation	16,922	65,600
Willis Towers Watson Public Limited Company	9,352	46,100
Xerox Holdings Corporation	7,022	24,700
25th Percentile	12,297	44,000
Median	15,005	59,400
75th Percentile	26,982	79,500
DXC Technology Company	17,729	134,000
Percentile Rank	69th	82nd
1.The Compensation Committee considered the revenue information that was available at the time of review, including the latest fiscal year end revenue data available as of September 1, 2021 for the peer group and for DXC.

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Section V. COMPONENTS OF OUR COMPENSATION PROGRAM
Fiscal 2023 Executive Compensation Program Overview

DXC’s executive compensation program reflects our Transformation Journey turnaround strategy and aligns with our pay for performance philosophy. The program for our NEOs for fiscal 2023 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes achievement of short-term financial objectives and long-term stockholder value creation and gives appropriate consideration to the objectives and measures of success entailed in our strategic priorities.
Fiscal 2023 Pay Components
The Compensation Committee uses the components of compensation outlined in the chart below in order to achieve its executive compensation program objectives. The Compensation Committee has developed a balanced program, but also focuses on metrics that can be measured in the near-term that drive value for our stockholders. To verify that each executive officer’s total compensation is consistent with the Compensation Committee’s compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy, the Compensation Committee regularly reviews all components of the program.

Type of Pay	Purpose	Key Characteristics
Base Salary

Fixed	•Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to the competitive market value of the role
•Reflects competitive market conditions and individual experience and performance
•Commensurate with scope of responsibility, experience, internal value of the position and impact to the Company, reflecting internal pay equity

Annual Cash Incentive

Performance-Based
•Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial metrics
•Metrics are intended to drive consistent growth and stockholder value creation by measuring successful execution of our current strategy

•Target opportunities are based on market data and reflect impact to the Company of the executive role
•Actual payouts are based on achievement of measurable Company performance and individual or team performance

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Long-Term Incentive

Performance-Based Restricted Stock Units (PSUs)*
•Encourage focus on long-term stockholder value creation through profitable growth and increase in stock price over time
•Aligns compensation with key indicators of success of our strategy
•Promotes retention through long-term performance achievement and vesting requirements

•70% long-term incentive (“LTI”) weighting of regular annual grant in PSUs for the CEO (60% for other NEOs) ensures a substantial proportion of equity and overall compensation is performance-based
•Payouts based:
50% on cumulative Free Cash Flow achievement over the three-year performance period against a meaningful target goal, and
50% on relative total shareholder return (rTSR) against a comparator group composed of the S&P 500 IT Services Index and a custom peer group over the three-year performance period, aligning executive pay with the creation of stockholder value
Cliff vesting feature requires continued employment through the end of the three- year performance period

Time-Based Restricted Stock Units (RSUs)*	•Aligns to stockholder interests by providing a retention incentive and rewarding increase in stock price over time	•30% LTI weighting of regular annual grant in RSUs for the CEO (40% for other NEOs) incentivizes long-term value creation and retention •Vests in increments over a three-year period
*As discussed below, our executive officers are subject to rigorous stock ownership guidelines in order to further align their interests with the interests of our stockholders.
The graphics below illustrate the fiscal 2023 mix of fixed, target short-term incentive, and target long-term incentive compensation we provided to our CEO and other NEOs.*
* The above pay mix percentages reflected are rounded to the nearest whole number.

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Base Salary
Base salary is designed to compensate executives for normal day-to-day responsibilities and represents the fixed component of annual total pay.
Separately, the Compensation Committee increased Mr. Sharp's base salary by 4% to bring his target total compensation closer to the peer group median (previously at the 14th percentile of the peer group). No other NEOs received any adjustments.

NEO	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)	Change (%)

Michael J. Salvino	1,350,000	1,350,000	—
Kenneth P. Sharp	700,000	725,000	4%
Mary E. Finch	700,000	700,000	—
Christopher Drumgoole	700,000	700,000	—
William L. Deckelman Jr.	600,000	600,000	—
For newly hired executive officers, the Compensation Committee establishes initial base salaries at the time the executive officer is hired, considering the position and the executive’s experience and qualifications.
Annual Cash Incentive Plan
The annual cash incentive plan for executive officers’ rewards named executive officers for the achievement of key short- term financial and other objectives that the Compensation Committee views as important steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.
Overview
DXC’s fiscal 2023 annual cash incentive plan’s pool funding, subject to additional caps on payouts, is calculated based on the following formula:

Financial Metrics 100%		Total 100%
Organic Revenue Growth % 40%	Adjusted EBIT Margin % 60%	Pool Funding
Financial Performance Measures
The amount of the incentive pool, if any, under the annual cash incentive plan is based on our achievement against pre-defined targets on two financial performance metrics.
The two financial performance measures, Organic Revenue Growth Percentage (%)1 and Adjusted EBIT Margin Percentage (%)2, collectively represented 100% of the target opportunity, into the annual cash incentive plan for fiscal 2023. Organic Revenue Growth and Adjusted EBIT Margin are critical building blocks to achieve our key strategic goals and drive stockholder value creation, with more weighting on Adjusted EBIT Margin as overall sustained profitability that more closely correlates to cash generation is key to driving long-term financial success for the Company in tandem with long-term value for our stockholders. The metrics are weighted 40% Organic Revenue Growth % and 60% Adjusted EBIT Margin %.

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1 Organic Revenue Growth %. The Compensation Committee determined to make Organic Revenue Growth % a performance metric under the annual cash incentive plan, representing 40% of the target opportunity. Organic Revenue Growth % measures the year- over- year percentage growth in GAAP Revenue through internal organic growth without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures.
2 Adjusted Earnings Before Interest and Taxes (EBIT) Margin %. The Compensation Committee selected Adjusted EBIT Margin % as the other financial performance metric under the annual cash incentive plan, representing 60% of the target opportunity. Adjusted EBIT Margin, which is GAAP EBIT adjusted to exclude certain items which DXC management believes are not indicative of operating performance including amortization of acquired intangible assets, transaction, separation, and integration-related costs, and gains and losses on dispositions of businesses, strategic assets and interests in less than wholly-owned entities, debt extinguishment costs, and impairment losses on goodwill and other assets.

Target, Threshold, and Maximum Performance Levels
The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty during our Transformation Journey turnaround strategy. The Compensation Committee also took into consideration the recent disposition of businesses as part of the strategic priorities and how such dispositions may affect the relevant financial performance of the Company. In determining specific financial goals for the year, the Compensation Committee reviewed the annual operating plan, various factors related to the achievability of budgeted goals, including the risks associated with various macroeconomic factors, and performance relative to prior years.
The Compensation Committee set the threshold level such that significant performance as a percent of the target opportunity would need to be attained (90% for Adjusted EBIT Margin % and 95% for Organic Revenue Growth %, respectively) and set the maximum level at 105% for Organic Revenue Growth % and 110% for Adjusted EBIT Margin %, respectively, to underscore the importance of achieving the target and present a significant challenge requiring exceptionally strong performance and significant effort to achieve.
Payout Curves
For the fiscal 2023 annual cash incentive plan, the Compensation Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance achieved relative to the targets as shown below.
If performance for a performance metric is below the threshold level, then the payout will be 0% of the target payout. If we achieve 100% of target performance for a metric, the payout is 100% of target. If performance is between the threshold level and target level, or the target level and the maximum level, then the payout will be determined based on the payout graph below, providing between 50% and 200% of the target payout based on linear interpolation. If performance is above the maximum level, the maximum payout of 200% of target will be earned for that metric.

After the end of fiscal 2023, the Compensation Committee determined achievement with respect to each of the financial metrics and corresponding pool funding, independently.

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Individual Performance Modifier
Once the pool funding is determined, the pool funding percentage is applied to the product of (i) the executive’s base salary and (ii) the target opportunity percentage. Such amount may then be subject to an individual performance modifier at the discretion of the Compensation Committee.
The individual modifier ranges from 0% to 200%, but for fiscal 2023, it was not applied to any of the named executive officers for individual performance because they were all assessed as one team, as explained in the “Performance Factor Based on Actions of the NEOs” section. The standard formula for calculating the individual payout in the plan is as follows:

Pool Funding	Target Bonus	Individual Performance Modifier	Individual Payout
Although the Compensation Committee discusses the pool funding with the CEO, he is not involved in decisions pertaining to his own compensation or payouts. The Compensation Committee, in alignment with the full Board, determines the CEO’s annual cash incentive.
Target Opportunities
The Compensation Committee determines the target annual cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual cash incentive.

NEO	Fiscal 2023 Target Annual Cash Incentive Plan Opportunity as a % of Base Salary	Fiscal 2023 Target Annual Cash Incentive Plan Opportunity ($)

Michael J. Salvino	200.0	2,700,000
Kenneth P. Sharp	125.0	906,250
Mary E. Finch	110.0	770,000
Christopher Drumgoole	110.0	770,000
William L. Deckelman Jr.	110.0	660,000
For fiscal 2023, the Compensation Committee determined to better align the CFO’s total target compensation with the peer median, which included increasing Mr. Sharp’s target annual cash incentive opportunity as a percentage of base salary by 15 percentage points. For the other NEOs, the Compensation Committee determined not to change any of the target annual cash incentive percentages in fiscal 2023.
Achievement of Financial Metrics
Ultimately, the Compensation Committee verifies achievement relative to the targets for Organic Revenue Growth % and Adjusted EBIT Margin % to determine the respective performance levels, and then translates those performance levels to pool funding levels.

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The targets for the annual cash incentive plan are as follows. The threshold for Organic Revenue Growth % is 95% of the target and maximum is 105% of the target. The threshold for Adjusted EBIT Margin % is 90% of the target and maximum is 110% of the target.

Performance Metric	Relative Weighting (%)	Target	Actual Result	Attainment %	Funding (% of Target)	Weighted Funding %

Organic Revenue Growth %(1)(2)	40%	0.0%	(2.7%)	97%	73%	29%
Adjusted EBIT Margin %(2)	60%	9.0%	8.0%	90%	51%	31%
Calculated Pool Funding %						60%
1.Target and actual Organic Revenue Growth achievement are calculated using budget exchange rates (constant currency set at beginning of the fiscal year).
2.For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the most comparable GAAP measure, see “Appendix: Non-GAAP Financial Measures.”
Performance Factor Based on Actions of the NEOs
During fiscal 2023, our highest priority was to work together as one team to execute the business strategy. As a result, the Compensation Committee and the CEO determined to evaluate the NEOs collectively as one. For fiscal 2023, the individual performance modifier was not used for the NEOs.
Payout Determination
The Compensation Committee verified achievement of financial metrics relative to the targets to determine the respective performance levels.
The total payout under our annual cash incentive plan for each NEO for fiscal 2023 is reflected in the table below.

NEO	Pool Funding %	X	Target Annual Cash Incentive	=	Individual Payout

Michael J. Salvino	60%	X	$2,700,000	=	$1,620,000
Kenneth P. Sharp	60%	X	$906,250	=	$543,750
Mary E. Finch	60%	X	$770,000	=	$462,000
Christopher Drumgoole	60%	X	$770,000	=	$462,000
William L. Deckelman Jr.	60%	X	$660,000	=	$396,000
Long-Term Incentives

The third main component of our executive compensation program is long-term incentives delivered in the form of equity. Consistent with our pay for performance philosophy, this component is also the largest component of executive total pay.
Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Compensation Committee, based on recommendations from management and its compensation consultant, structured the long-term incentive opportunity for the NEOs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.

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The use of equity as the vehicle for long-term incentives creates a strong link between performance and payouts, and a strong alignment between the interests of executive officers and our stockholders. Multi-year vesting improves retention because it gives executives an incentive to stay with the Company throughout the vesting period and be actively engaged in driving strong financial results.
Finally, stock-based grants create an ownership mindset by giving executives an equity stake in the business, which gives them a strong incentive to manage the Company with the long-term perspective of an owner.
Equity Vehicles and Mix for Annual Grants
The Compensation Committee made changes to the PSU performance metrics for the fiscal 2023-2025 cycle to better align executive pay with stockholder value creation as well as business operation in light of our Transformation Journey. The Compensation Committee determined to use relative TSR and cumulative Free Cash Flow, weighted equally and measured over a three-year period.
The Compensation Committee then considered the relevant peer groups to use for relative TSR and selected the S&P 500 IT Services Index and a custom peer group targeting certain companies the Compensation Committee views as the Company’s competitors. For the cash generation metric, the Compensation Committee considered multiple Free Cash Flow measures that could be used for the PSU awards, including cumulative Free Cash Flow, Free Cash Flow compound annual growth rate, and Free Cash Flow per share. The Compensation Committee ultimately determined to use cumulative Free Cash Flow as the second performance metric for the fiscal 2023 PSUs due to its important role in measuring the overall financial performance and operating activities of our business.

Equity Vehicle	Fiscal 2023 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

PSUs	•70% for CEO •60% for other NEOs	3-year cliff
50% on relative total shareholder return (rTSR) against a comparator group composed of the S&P 500 IT Services Index and a custom peer group over the three-year performance period*
50% on cumulative Free Cash Flow (FCF) achievement over the three-year performance period

•rTSR performance aligns executive officer compensation directly with the creation of stockholder value
•Cumulative FCF production aligns executive officer compensation directly with a key long-term indicator of fiscal strength
•Promotes long-term focus

RSUs	•30% for CEO •40% for other NEOs	3 years: 1/3 per year	Value of stock at vesting	•Aligns with stockholders •Promotes retention •Provides alignment to stockholders’ interests, even during periods of market volatility
*rTSR is defined as the Company’s total shareholder return (TSR) for the fiscal 2023 PSU performance period (4/1/2022-3/31/2025), in relation to the TSRs of the companies that are members of the comparison peer group described below. TSR means the difference between (i) the average price of a share of the relevant company’s stock during the 20 trading days immediately preceding and including the start date of the performance period and (ii) the average price of a share of the same company’s stock during the last 20 trading days of the performance period, plus the value of gross dividends paid as if reinvested in the relevant company’s stock on the ex-dividend date and other appropriate adjustments for such events as stock splits.

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The relative TSR comparison companies for the fiscal 2023 PSUs, composed of the S&P 500 IT Services Index companies as of the start of the fiscal 2023 PSU performance period (excluding DXC Technology), plus 7 additional companies that we compete with for business and capital, are used to measure the relative total shareholder return for the three-year performance period. These comparison companies were reviewed and approved by the Compensation Committee. The group of companies is slightly different and broader than the fiscal 2023 compensation peer group identified under “Compensation Peer Group and Peer Selection Process” above:

DXC Technology’s Fiscal 2023 PSU rTSR Peer Group
S&P 500 IT Services Index Companies
+
Additional Custom Peer Group Companies:
Conduent Incorporated
Cisco Systems, Inc.
Hewlett Packard Enterprise Company
Intel Corporation
Kyndryl Holdings, Inc.
Unisys Corporation
VMware, Inc.

The Compensation Committee used the rTSR and cumulative FCF metrics because both are aligned with the value received by, and experience of, our stockholders. In addition, stockholder feedback from our fiscal 2022 outreach reflected support and encouragement from our stockholders for the change to these new metrics.
The time-based RSUs are complementary to performance-based PSUs because they provide strong retention value, help balance periods of stock price volatility, and reinforce an ownership culture and commitment to creating stockholder value.
The PSUs granted to the NEOs represent the opportunity to earn shares at the end of the three-year performance cycle based 50% on cumulative FCF and 50% on rTSR for the performance period of fiscal 2023-2025.
The PSUs, if any, will vest after the end of the three-year performance period. The vesting for the PSUs range from 0% to 200% of the target number of shares of the grant, and the 50% based on rTSR will be capped at 100% for negative TSR. Since this is a 3-year cliff plan, the actual value received by NEOs will be based on the stock price at the time of vesting after the 3-year performance period ends. Moreover, the vested shares are also subject to significant shareholding requirements, including 7x salary for the CEO.
Target Opportunities
The Compensation Committee established target long-term incentive opportunities for each of the NEOs, considering the following:
•The values of, allocations to, and proportion of total compensation represented by the long-term incentive opportunities at the peer group companies;
•Individual performance and criticality of, and expected future, contributions of the NEO;
•Time in role, skills, and level of experience; and
•Retention considerations.
The Compensation Committee determined the aggregate target value of the long-term incentive equity grants, and then allocated the target value 70%/60% PSUs and 30%/40% RSUs for the CEO and NEOs, respectively. The 70% allocation to PSUs for the CEO underscored the significant emphasis on performance-based equity.

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The specific long-term incentive opportunity for each NEO for fiscal 2023 was as follows:

NEO	Base Salary ($)	Target LTI (%)	Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Michael J. Salvino	1,350,000	941%*	12,700,000	8,890,000	288,075	3,810,000	123,461
Kenneth P. Sharp	725,000	510%	3,697,500	2,218,500	71,889	1,479,000	47,926
Mary E. Finch	700,000	300%	2,100,000	1,260,000	40,830	840,000	27,220
Christopher Drumgoole	700,000	250%	1,750,000	1,050,000	34,025	700,000	22,683
William L. Deckelman Jr.	600,000	250%	1,500,000	900,000	29,164	600,000	19,443
*Mr. Salvino’s Target LTI % is rounded to the nearest whole percentage number.

In line with DXC’s Equity Grant Policy, the number of PSUs and RSUs granted was calculated by dividing the dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact that positive or negative swings in our stock price can have on the executive’s award size. The grant value that appears in the Summary Compensation Table will be different than the executive’s target value set forth below because it is calculated by multiplying the number of PSUs and RSUs granted by the grant date fair value, which is determined using a Monte Carlo valuation for the PSUs and is determined using the closing price on the date of grant for the RSUs. For the CEO, the Compensation Committee and Board set the target compensation opportunity in alignment with the median of the compensation peer group. As described above, however, the reported amount shown in the Summary Compensation Table below differs from (and is higher than) the amount that the Compensation Committee targeted, in part due to our volatile stock price. The actual amount realized will depend on financial and relative stock price performance over the three-year performance period.
The Compensation Committee intends to make grants of long-term incentive awards annually and would grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities.
Vesting of Fiscal 2021 PSUs
In fiscal 2021, the Compensation Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal 2021-2023. The PSUs granted to the NEOs represented the opportunity to earn shares at the end of the three-year performance cycle based on our stock price growth. The NEOs earned PSUs based on the average closing price per share of the Company’s common stock during the three-month period ending on the last day of the three-year fiscal 2021-2023 performance period compared to stock price targets.
The Compensation Committee set the performance levels with the timeline for the Transformation Journey in mind. It utilized compound annual growth rates (CAGRs) and corresponding stock price growth hurdles requiring successful execution of steps on the Transformation Journey, as evidenced by significant financial and operating performance achievement and corresponding translation to stock price performance.
More specifically, the threshold performance level required a rigorous 33% total stock price appreciation (or 10% CAGR in share price over the performance period) during the performance period, without which there is no payout, and the target performance level requires total stock price appreciation of approximately 56% (16% CAGR in share price over the period). The stock price growth rates are relative to the average closing price during the three-month period leading up to and including the grant date of June 2, 2020. PSU payouts ranged from 0% to 200% of the target number of shares of the grant, with the 200% vesting maximum representing a 26% CAGR or 100% stock price appreciation.

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After the end of the three-year period, when the average closing price per share of the Company’s common stock during the three-month period ending on the last day of the three-year fiscal 2021-2023 performance period was measured, the Compensation Committee determined that based on the end stock price of $27.26, the fiscal 2021 award earned at 150% of target, with an achieved aggregate stock price appreciation of 77%, or 21% CAGR over the full performance period. Further, our three-year TSR over the performance period was 113.7%, as compared to 59.0% for the S&P 500 Index and 25.4% for the median of the GICS 4510 Software and Services industry.1
1 3-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2020 to actual closing stock price on 3/31/2023, with any dividends reinvested. GICS 4510 represents companies with the Global Industry Classification Standard of Software and Services. Source for S&P 500 Index and GICS 4510 Companies’ (excluding DXC) cumulative total shareholder return data over the same noted time periods: S&P Capital IQ.

In addition, our NEOs are subject to rigorous stock ownership guidelines in order to further align their interests with the long-term interests of our stockholders.
Based on these performance results, the NEOs earned PSUs in respect of their fiscal 2021 PSU grants as follows:

NEO	Target PSUs (#)	PSU Award Achievement (%)	Earned PSUs (#)

Michael J. Salvino	519,818	150%	779,727
Kenneth P. Sharp(1)	24,618	150%	36,927
Mary E. Finch	68,226	150%	102,339
Christopher Drumgoole	34,113	150%	51,170
William L. Deckelman Jr.	48,733	150%	73,100
(1)Mr. Sharp’s fiscal 2021 PSU grant was pro rated based on hire date.

Other Elements of Compensation

In addition to base salary, annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.
Retirement Benefits
The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate funds for retirement.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with Company match on a portion of employee contributions and directed investment alternatives.

Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

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Health Care Benefits
DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability, and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality-of-life benefits and protections.
Perquisites
DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.
We believe the benefits and limited perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
We reimburse Mr. Salvino for up to $25,000 annually for assistance with tax preparation and financial planning. In addition, Mr. Salvino may use DXC-owned or leased aircraft for business purposes and reasonable personal use for domestic flights only and subject to such limits as may be reasonably imposed by the Board. Mr. Salvino takes an active approach to overseeing and managing our global operations, which necessitates both U.S. domestic and international travel due to our diverse set of business and operations centers and many customer locations around the world. Additionally, access to corporate aircraft is provided to Mr. Salvino to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business. Additionally, in fiscal 2023, the Company provided access to corporate aircraft to Mr. Drumgoole.
Mr. Salvino and Mr. Drumgoole are taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft or any other perquisite they receive. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.
Career Shares
DXC grants Career Shares in the form of RSUs to a select, limited number of long-tenured key executives. The Career Share program replaced CSC’s Supplemental Executive Retirement Plan, which was frozen in 2009 and is no longer maintained by DXC. The Career Share program is closed to new executives. At the beginning of fiscal 2023, Mr. Deckelman received a grant of Career Shares equal to 25% of his fiscal 2022 base salary and annual cash incentive award for fiscal 2022. Career Shares have all fully vested as Mr. Deckelman has satisfied the requisite age and service for retirement.
Severance and Change in Control Compensation
To offer competitive total compensation packages to our executive officers, align the interests of our executives with the interests of our stockholders, as well as to ensure the ongoing retention of these individuals, DXC offers certain post- employment benefits to a select group of executives, including its NEOs.
Various plans and arrangements provide for the payment of certain severance and other benefits to participants for terminations not in connection with a change in control. These plans and arrangements generally provide for the payment of severance amounts if the CEO’s or other NEOs’ employment is terminated by us without cause, or if the CEO terminates his employment for good reason. For such terminations, generally cash severance amounts are one times base salary plus a pro rata bonus, or one times the sum of base salary and target bonus, or two times the sum of base salary plus target bonus plus a pro rata bonus for the CEO and 12 months of Company-subsidized COBRA continuation ($1 million for the CEO). The vesting of the CEO’s inducement RSUs will be accelerated, and the CEO’s other RSUs would vest on a pro-rata basis; the CEO’s PSUs would remain outstanding and eligible to vest on a pro-rata basis based on the achievement of the performance goals at the end of the applicable performance period, provided at least one year in the performance period has elapsed as of the date of termination.

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Our Change in Control Severance Plan for Senior Management and Key Employees (which covers our NEOs other than the CEO) and the CEO’s employment agreement (which covers the CEO) each provide for severance benefits upon “double trigger” terminations without cause by the Company within three years after a Change in Control, or a termination by the NEOs for good reason within two years after a Change in Control. The amount of severance is equal to a multiple (as set forth below) of the sum of the NEO’s then-current annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination, plus a pro rata bonus for the year of termination, and health and welfare benefits. The multiple for NEOs other than the CEO is 2x, and the multiple for the CEO is 3x. Unvested time-vesting and performance-vesting restricted stock units are “double trigger” and vest only if there is a termination of employment following a change in control. There are no tax gross-ups on any amounts payable in connection with a Change in Control.
Additional details about these severance arrangements are provided in the “Potential Payments Upon Change in Control and Termination of Employment” section.

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Section VI. ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines

DXC’s stock ownership guidelines reflect the Company’s strategy of placing a stronger emphasis on pay for performance and achieving strong alignment between our financial goals and our stockholders’ interests. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time. The ownership guidelines for the CEO and other NEOs, expressed as a multiple of base salary, are as follows:

Position	Multiple of Base Salary
CEO	7x
Other Executive Officers	3x
Shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household, shares held in any DXC retirement plan, and unvested time-based RSUs may be counted toward the guideline, but unvested PSUs do not count toward the guideline. Covered executive officers are expected to attain the applicable ownership within five years of being appointed to their positions. The Compensation Committee reviews compliance with the guidelines on an annual basis.
Compensation Recoupment (Claw Back) Policy

DXC’s compensation recoupment or claw back policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.
In light of rules recently issued by the SEC regarding claw back policies, we expect to review our claw back policy in fiscal 2024 and determine appropriate updates to our policy or to adopt a new policy to comply with the SEC’s new claw back rules.
Policies on Hedging and Pledging

Our policies prohibit employees, officers, and directors from engaging in any speculative or hedging transactions in our securities designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer, or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.
Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain legacy compensation arrangements in effect on November 2, 2017. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A, and the Compensation Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.

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Risk Assessment

To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs for fiscal 2023, and presented this risk assessment to the Compensation Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to DXC. The assessment concluded that our policies and programs were not reasonably likely to have a material adverse effect on the Company. We also considered the Company’s robust executive stock ownership guidelines, claw back policy and anti-hedging and anti-pledging policies as risk-mitigating features of our executive compensation program.
Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed this Compensation Discussion & Analysis (“CD&A”) with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this proxy statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2023.
Compensation Committee of the Board of Directors
Akihiko Washington, Chairman of the Compensation Committee
Mukesh Aghi
Anthony Gonzalez
David Herzog, Lead Independent Director
Dawn Rogers

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Executive Compensation Tables
Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2023, fiscal 2022 and fiscal 2021.

Name and Principal Position (a)	Fiscal Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Comp.(5) ($) (g)	Change in Pension and Nonqualified Deferred Comp. Earnings(6) ($) (h)	All Other Comp.(7) ($) (i)	Total ($) (j)

Michael J. Salvino Chairman, President and Chief Executive Officer	2023	1,298,077	—	17,130,174	—	1,620,000	—	269,721	20,317,972
	2022	1,365,064	—	25,087,727	—	2,025,000	—	238,889	28,716,680
	2021	1,250,000	—	15,311,312	—	5,000,000	—	171,808	21,733,120
Kenneth P. Sharp Executive Vice President and Chief Financial Officer	2023	690,865	—	4,877,660	—	543,750	—	13,559	6,125,834
	2022	722,436	—	4,908,371	—	577,500	—	10,692	6,218,999
	2021	215,385	750,000	1,673,186	—	291,000	—	2,029	2,931,600
Mary E. Finch Executive Vice President and Chief Human Resources Officer	2023	673,077	—	2,770,315	—	462,000	—	13,903	3,919,295
	2022	722,436	—	3,681,222	—	577,500	—	10,692	4,991,850
	2021	700,000	—	3,899,241		960,500	—	15,824	5,575,565
Christopher Drumgoole Executive Vice President and Chief Operating Officer	2023	673,077	—	2,308,575	—	462,000	—	33,283	3,476,935

William L. Deckelman Jr. Executive Vice President and General Counsel	2023	576,923	—	2,291,226	—	396,000	—	30,161	3,294,310
	2022	619,231	—	3,055,400	—	495,000	—	24,462	4,194,093
	2021	600,000	—	2,313,613	—	823,500	—	24,536	3,761,649
1.The amounts shown in Column (c) reflect all salary earned during the fiscal year. The values reflected differ from target base salary amounts shown in “Compensation Discussion and Analysis – Components of Our Compensation Program – Base Salary” due to a payroll conversion from a semi-monthly pay cycle to a bi-weekly pay cycle during the fiscal year. All NEOs are paid in U.S. dollars.
2.The fiscal 2021 amount shown in Column (d) for Mr. Sharp reflects the one-time cash sign-on bonus paid as part of his employment offer.

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3.The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Notes 1 and 17 to the Company’s consolidated financial statements set forth in the Company’s 2023 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2023 stock awards (including service-vesting RSUs and Career Shares, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2023 Stock Awards at Maximum Value ($)

Michael J. Salvino	29,912,053
Kenneth P. Sharp	8,067,366
Mary E. Finch	4,581,943
Christopher Drumgoole	3,818,255
William L. Deckelman Jr.	3,585,232
4.    No stock option awards were granted to the NEOs.
5.    The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, based on the achievement of corporate and individual performance objectives. See “Compensation Discussion and Analysis — Components of Our Compensation Program — Annual Cash Incentive Plan” for additional detail regarding the annual performance bonus program.
6.    No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.
7.    Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2023, DXC offered the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft, medical screening, and financial planning. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. The incremental costs of each perquisite representing the greater of $25,000 or 10% of the total amount of perquisites, personal use of DXC aircraft, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2023, are shown in the table below.

	Personal Use of Corporate Aircraft(a) ($)	401(k) Plan Matching Contribution(b) ($)	Basic Life Insurance Premiums ($)

Michael J. Salvino	233,302	9,150	2,269
Kenneth P. Sharp	—	9,150	1,659
Mary E. Finch	—	9,150	1,588
Christopher Drumgoole	2,895	9,150	1,588
William L. Deckelman Jr.	—	9,150	1,361
a.The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, in fiscal 2023, the Company provided access to corporate aircraft to Mr. Drumgoole. The table reflects the incremental cost of Mr Salvino’s and Mr. Drumgoole’s use of DXC aircraft and is based on the variable costs to DXC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries and flight-based maintenance.
b.All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

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Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs, PSUs and Career Shares granted to the NEOs in fiscal 2023, which ended March 31, 2023.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)
Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Michael J. Salvino
Annual Cash Incentive Plan	—	—	1,350,000	2,700,000	5,400,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-22	16-May-22	—	—	—	144,038	288,075	575,150	—	—	—	12,781,878
RSUs – Time-Based(3)	31-May-22	16-May-22	—	—	—	—	—	—	123,461	—	—	4,348,296
Kenneth P. Sharp
Annual Cash Incentive Plan	—	—	453,125	906,250	1,812,500	—	—	—		—	—	—
RSUs – Performance(2)	31-May-22	16-May-22	—	—	—	35,945	71,889	143,778		—	—	3,189,706
RSUs – Time-Based(3)	31-May-22	16-May-22	—	—	—	—	—	—	47,926	—	—	1,687,954
Mary E. Finch
Annual Cash Incentive Plan	—	—	385,000	770,000	1,540,000	—	—	—		—	—	—
RSUs – Performance(2)	31-May-22	16-May-22	—	—	—	20,415	40,830	81,660		—	—	1,811,627
RSUs – Time-Based(3)	31-May-22	16-May-22	—	—	—	—	—	—	27,220	—	—	958,688
Christopher Drumgoole
Annual Cash Incentive Plan	—	—	385,000	770,000	1,540,000	—	—	—		—	—	—
RSUs – Performance(2)	31-May-22	16-May-22	—	—	—	17,013	34,025	68,050		—	—	1,509,680
RSUs – Time-Based(3)	31-May-22	16-May-22	—	—	—	—	—	—	22,683	—	—	798,895

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			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)
Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
William L. Deckelman Jr.
Annual Cash Incentive Plan	—	—	330,000	660,000	1,320,000	—	—	—		—	—	—
RSUs – Performance(2)	31-May-22	16-May-22	—	—	—	14,582	29,164	58,328		—	—	1,294,007
RSUs – Time-Based(3)	31-May-22	16-May-22	—	—	—	—	—	—	19,443	—	—	684,782
RSUs – Career Shares(4)	31-May-22	16-May-22	—	—	—	—	—	—	8,871	—	—	312,437
1.The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2023. Actual amounts earned for fiscal 2023 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.
2.Fiscal 2023 PSUs are earned and vest based 50% on cumulative Free Cash Flow performance and 50% on relative total shareholder return (rTSR) performance, as measured over a three-year performance period. The number of PSUs that may vest ranges from 50% (threshold) to 200% (maximum). If performance thresholds are not met, no PSUs vest. If performance thresholds are met, settlement of any vested shares is made after the end of the third fiscal year. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2025. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
3.Time-based RSUs do not have a threshold or maximum. The time-based RSUs vest one-third per year on the first three anniversaries of the grant date.
4.All of Mr. Deckelman’s Career Shares have vested, with settlement to be made in ten equal installments beginning one year following retirement.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2023

The following table provides information on unexercised stock options and unvested RSUs, PSUs and Career Shares previously granted and held by the NEOs on March 31, 2023.

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (i)

Michael J. Salvino	6/2/20	—	—	—	—	43,318(2)	1,107,208	—	—
	6/2/20	—	—	—	—	779,727(3)	19,929,822	—	—
	6/1/21	—	—	—	—	79,773(2)	2,038,998	558,418(4)	14,273,164
	5/31/22	—	—	—	—	123,461(2)	3,155,663	576,150(5)	14,726,394
Kenneth P. Sharp	12/15/20	—	—	—	—	12,309(6)	314,618	—	—
	12/15/20	—	—	—	—	36,927(3)	943,854	—	—
	6/1/21	—	—	—	—	29,313(2)	749,240	87,940(4)	2,247,746
	5/31/22	—	—	—	—	47,926(2)	1,224,989	143,778(5)	3,674,966
Mary E. Finch	6/2/20	—	—	—	—	22,741(2)	581,260	—	—
	6/2/20	—	—	—	—	102,339(3)	2,615,785	—	—
	6/1/21	—	—	—	—	21,984(2)	561,911	65,954(4)	1,685,784
	5/31/22	—	—	—	—	27,220(2)	695,743	81,660(5)	2,087,230
Christopher Drumgoole	4/15/20	—	—	—	—	28,309(6)	723,578	—	—
	6/2/20	—	—	—	—	11,370(2)	290,617	—	—
	6/2/20	—	—	—	—	51,170(3)	1,307,905	—	—
	6/1/21	—	—	—	—	14,656(2)	374,607	43,970(4)	1,123,873
	5/31/22	—	—	—	—	22,683(2)	579,777	68,050(5)	1,739,358
William L. Deckelman Jr.	5/22/15	67,575	—	26.58	5/22/25(7)	—	—	—	—
	5/27/16	23,991	—	42.59	5/27/26(7)	2,329(8)	59,529	—	—
	5/31/17	—	—	—	—	2,032(8)	51,938	—	—
	5/30/18	—	—	—	—	4,701(8)	120,158	—	—
	5/29/19	—	—	—	—	4,768(8)	121,870	—	—
	6/2/20	—	—	—	—	16,244(2)	415,197	—	—
	6/2/20	—	—	—	—	73,100(3)	1,868,436	—	—
	6/2/20	—	—	—	—	9,747(8)	249,133	—	—
	6/1/21	—	—	—	—	15,703(2)	401,369	47,110(4)	1,204,132
	6/1/21	—	—	—	—	11,177(8)	285,684	—	—
	5/31/22	—	—	—	—	19,443(2)	496,963	58,328(5)	1,490,864
	5/31/22	—	—	—	—	8,871(8)	226,743	—	—
1.The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) are based on the $25.56 closing market price of DXC common stock on March 31, 2023.

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2.Represents the remaining unvested portions of the regular-cycle fiscal 2021, 2022, and 2023 RSUs. Regular-cycle RSUs vest in three equal tranches on the first three anniversaries of the grant date.
3.Represents the number of regular-cycle fiscal 2021 PSUs actually earned based on performance through the end of fiscal 2023. Regular-cycle fiscal 2021 PSUs were earned based on achievement of above-target stock price appreciation results, as measured from the date of grant through the end of fiscal 2023, resulting in the vesting of 150% of target granted shares on May 31, 2023, subsequent to final review and determination by the Compensation Committee after the end of fiscal 2023.
4.Represents the maximum number of regular-cycle fiscal 2022 PSUs (200% of target) that are subject to performance-based vesting until the end of fiscal 2024. Regular-cycle 2022 PSUs are earned and vest based on achievement of stock price target hurdles, as measured throughout the three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2024. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
5.Represents the maximum number of regular-cycle fiscal 2023 PSUs (200% of target) that are subject to performance-based vesting until the end of fiscal 2025. Regular-cycle fiscal 2023 PSUs are earned and vest based 50% on cumulative Free Cash Flow performance and 50% on relative total shareholder return (rTSR) performance, as measured over a three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2025. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
6.Represents the remaining unvested portions of the fiscal 2021 new hire inducement grants for Messrs. Sharp and Drumgoole. New hire inducement grants vest in three equal tranches on the first three anniversaries of the grant date.
7.As a result of the merger of CSC and HP Enterprise Services (ES or Everett Spinco), any stock options originally granted by CSC prior to the merger and that were outstanding on the merger date are exercisable until the end of their original ten-year term (or until the fifth anniversary of the executive’s death, if earlier).
8.Represents Career Shares for Mr. Deckelman. All Career Shares have vested, with settlement to be made in ten equal installments beginning one year following retirement.
Option Exercises and Stock Vested

The following table provides information on stock options and RSUs, PSUs and Career Shares previously granted that were exercised by the NEOs or that vested during fiscal 2023, which ended March 31, 2023.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Michael J. Salvino	—	—	212,493	7,036,105
Kenneth P. Sharp	—	—	26,966	839,035
Mary E. Finch	—	—	87,695	2,578,952
Christopher Drumgoole	—	—	57,344	1,778,917
William L. Deckelman Jr.	33,331	180,671	36,299	1,166,485
1.The values in this column equal the aggregate number of shares vested multiplied by the closing price of DXC’s common stock on the applicable vesting date(s).

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Pension Benefits

Our NEOs did not participate in any qualified or nonqualified defined-benefit pension plan during fiscal 2023.
Fiscal 2023 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits employee participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash and equity to non-employee directors for Board services.
Each cash participant is required to select from among four notional investment options, and deferred amounts are credited with earnings (or losses) based on the participant’s investment choices. The notional investment options mirror actual investment options offered under DXC’s Matched Asset Plan. The annual returns of the notional investment options for the twelve-month period ending March 31, 2023 were as follows: SSgA Money Market Fund, 2.6%; BlackRock Core Bond Fund, -4.7%; Mellon S&P 500 Index Fund, -7.7%; and SSgA Target Retirement Income Fund, -4.97%. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control, or a date certain. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of earnings during any such payment delay period.
The following table summarizes, for each NEO, the contributions and earnings under DXC’s Deferred Compensation Plan in fiscal 2023 and the aggregate account balance as of March 31, 2023. No NEO received deferred compensation under the Deferred Compensation Plan during fiscal 2023. Mr. Sharp is the only NEO with an account balance, due to his prior deferral of compensation in the Deferred Compensation Plan during fiscal 2022. There were no Company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2023.

Name (a)	Executive Contributions in Last FY ($) (b)	Aggregate Earnings in Last FY(1) ($) (c)	Aggregate Withdrawals/ Distribution ($) (d)	Aggregate Balance at Last FYE ($) (e)

Michael J. Salvino	—	—	—	—
Kenneth P. Sharp	—	(3,384)	—	40,373
Mary E. Finch	—	—	—	—
Christopher Drumgoole	—	—	—	—
William L. Deckelman Jr.	—	—	—	—
1.Mr. Sharp received no above market or preferential earnings from the Deferred Compensation Plan, therefore his earnings are not reported in the Summary Compensation Table.

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Potential Payments Upon Change in Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Salvino, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan and the Severance Policy, (or individual offer letters in lieu of the Severance Policy), and the terms of our equity award agreements. Mr. Salvino did not participate in the Severance Plan or the Severance Policy; however, Mr. Salvino was entitled to certain post-employment benefits under his employment agreement.
The post-employment arrangements offered to our NEOs during fiscal 2023 are described below. This description and the amounts in the tables that follow reflect the terms of arrangements in effect on March 31, 2023.
Severance Plan for Senior Management and Key Employees (Severance Plan)
Each of the NEOs other than Mr. Salvino participated in the Severance Plan, which provides certain benefits to participants in the event of a Change in Control (as defined below) of DXC. If there were a Change in Control and any of the participating NEOs either:
•had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or
•had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is generally equal to a multiple of annual base salary plus the greater of (1) the average of the three most recent annual cash incentive awards paid or determined, (2) the target annual bonus for the year of termination, or (3) the most recent annual bonus paid or determined prior to termination. For each of the participating NEOs, the multiple is 2x and the post-termination period for health and welfare benefit continuation is 24 months. Participating NEOs are also entitled to a pro-rata annual bonus for the year of termination.
There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period. The Severance Plan does not provide for any tax gross-ups on any amounts payable in connection with a Change in Control.
For purposes of the Severance Plan, the following definitions apply:
•Change in Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.
•A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:
1.A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change in Control;
2.A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change in Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;
3.A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change in Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change in Control;

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4.A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;
5.A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change in Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change in Control;
6.Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;
7.Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;
8.Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or
9.Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (1) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the change of control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the change of control, or (2) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the change in control.
•Cause means:
1.fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates;
2.conviction of a felony involving a crime of moral turpitude;
3.willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC; or
4.substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (1) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (2) the participant has thereafter failed to remedy such failure to perform.
Non-Change in Control Executive Officer Severance Policy (Severance Policy)
The Company also maintains the Severance Policy to provide severance benefits to certain executives whose employment with the Company is terminated in situations not involving a change in control. The Severance Policy covers executive officers reporting directly to the CEO who are subject to Section 16 of the 1934 Act, and certain other non-Section 16 officers, and provides for benefits similar to those offered under the Severance Plan. Upon termination of employment by DXC without Cause (as defined above), each covered executive may receive, at the discretion of DXC and the Compensation Committee, up to 12 months of base salary continuation, paid in installments, and up to 12 months of DXC-provided healthcare coverage continuation. Terminated executives also are eligible to receive a pro-rata portion of the annual cash incentive award earned for the year of employment termination, subject to approval by the Compensation Committee.

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In addition, certain NEOs (including Messrs. Sharp and Drumgoole and Ms. Finch) are entitled under the terms of individual offer letters with the Company to severance benefits similar to, and in lieu of, the benefits provided under the Severance Policy above, except that the amount of the severance is equal to 1x base salary plus target bonus, is payable in a lump sum and may (in certain cases) be paid on a termination by the executive for good reason in addition to a termination by the Company without cause.
Vesting of Equity Awards
Upon an NEO’s qualifying termination of employment within two years following a Change in Control (as defined above), RSUs and PSUs granted by DXC provide for accelerated vesting at the greater of target or actual performance achieved as of the change in control. In general, a qualifying termination of employment includes termination of the executive’s employment without cause at a time when the employee is meeting performance expectations (or, for Mr. Salvino, pursuant to the terms of his employment agreement, a termination without cause or termination for good reason), or termination due to death, disability, or retirement (for outstanding fiscal 2022 and prior equity awards, executive qualifies for retirement if separation from service occurs on or after age 62 with at least 10 years of service; for fiscal 2023 equity awards or later, executive qualifies for retirement if separation from service occurs on or after age 55 with at least 5 years of service).
For terminations unrelated to a change in control, all DXC annual RSU awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement (as defined above), other than for Cause (as defined above), and, in the case of PSUs, provided at least one year has elapsed during the performance period, then a pro-rata fraction of the award will vest after the performance period based on actual achievement). Mr. Deckelman was the only NEO eligible to retire under either definition stated above, as of March 31, 2023, the last day of fiscal 2023. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount. Mr. Salvino is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr. Salvino,” below. Upon a termination of employment not in connection with a Change in Control for any reason other than those set forth in this paragraph, all annual equity awards will be forfeited.
Employment Agreement with Mr. Salvino
Mr. Salvino’s annual compensation opportunity is governed by his employment agreement. Pursuant to the employment agreement, DXC has agreed to employ Mr. Salvino as its President and Chief Executive Officer through September 30, 2022, at a minimum annual base salary of $1,250,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. With respect to each fiscal year which commences during the term of his employment agreement, Mr. Salvino also will receive equity awards with an aggregate value of 800% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The employment agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Salvino reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.
In the event that Mr. Salvino’s employment terminates for any reason, he is entitled to a $1 million payment in lieu of lifetime participation in our group health plan. In addition, if Mr. Salvino’s employment is terminated by DXC without cause or if he resigns from DXC for good reason (as each such term is defined in the employment agreement and collectively referred to as a Qualifying Termination), he will receive the following payments under the terms of the agreement:
•a pro-rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro-rata bonus);

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•for a Qualifying Termination that is not in connection with a Change in Control of the Company (i.e., a termination by the Company without cause that is prior to or more than 3 years after a Change in Control, or a termination by the CEO for good reason that is prior to or more than 2 years after a Change in Control), a severance payment equal to two times the sum of Mr. Salvino’s (A) base salary and (B) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Salvino’s termination;
•for a Qualifying Termination that is in connection with a Change in Control of the Company (i.e., a termination by the Company without cause that is within 3 years after a Change in Control or a termination by the CEO for good reason that is within 2 years after a change in control), a severance payment equal to three times the sum of Mr. Salvino’s (A) base salary and (B) the greater of (1) the average of the three most recent annual cash incentive awards paid or determined, (2) the target annual bonus for the year of termination, or (3) the most recent annual bonus paid or determined prior to termination, payable in a lump sum if such termination occurs within 2 years following the date of the Change in Control and otherwise in monthly installments; and
•accelerated vesting of equity awards as described below.
In general, in the event of a Qualifying Termination that is not in connection with a Change in Control, any outstanding annual-cycle RSU awards would vest on a pro-rata basis, any outstanding inducement RSUs would vest in full (without proration), and any outstanding, annual-cycle PSU awards as to which at least one year in the performance period has lapsed at the time of termination would remain outstanding and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a change in control, any outstanding RSUs or PSUs would vest in full (with outstanding PSUs granted prior to fiscal 2021 vesting at 100% of target and outstanding PSUs granted in fiscal 2021 or later vesting at the greater of target or actual performance achieved as of the Change in Control). The employment agreement also provides that upon the termination of Mr. Salvino’s employment due to death or disability, he would be eligible to receive a pro rata bonus. Any outstanding inducement RSUs would vest in full upon Mr. Salvino’s termination due to death or disability as well.
The severance benefits described above are subject to Mr. Salvino’s execution and non-revocation of a release of claims against the Company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Salvino will be subject to certain restrictive covenants, including (1) non-disclosure restrictions, (2) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter and (3) non-competition during the term of his employment and for a period of twelve months thereafter.
There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Salvino’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of earnings during any such payment or benefits delay period. Mr. Salvino’s employment agreement does not provide for any tax gross-ups on any amounts payable in connection with a Change in Control.

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Change in Control and Termination of Employment Payment Tables

The tables below reflect the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2023 (the final day of fiscal year 2023), if the executive’s employment had terminated on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $25.56 on March 31, 2023, the last trading day of fiscal 2023. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.
Potential Payments Upon Change in Control and Termination of Employment
The amounts shown in the table below reflect the value of compensation and benefits payable to the NEOs upon a qualifying termination of employment related to a change in control. For this purpose, the change in control is assumed to occur on March 31, 2023.

	Cash-based Payments		Equity-based Payments(1)		Total Payments(6)
	Cash Severance(2) ($)	Misc. Benefits Continuation (COBRA)(3) ($)	Performance- Vesting RSUs(4) ($)	Service-Vesting RSUs(5) ($)	(Cash + Equity) ($)

Michael J. Salvino	13,770,000	1,000,000	42,845,129	6,301,869	63,916,998
Kenneth P. Sharp	4,168,750	57,672	3,672,285	2,288,847	10,187,554
Mary E. Finch	3,710,000	38,568	5,546,699	1,838,914	11,134,181
Christopher Drumgoole	3,710,000	83,865	3,961,928	1,313,528	9,069,321
William L. Deckelman Jr.	3,180,000	62,235	3,486,256	1,968,580	8,697,071
1.DXC closing stock price on March 31, 2023 ($25.56) was used for equity values.
2.Cash severance for Mr. Salvino was calculated using three times (the fiscal year end 2023 base salary plus the fiscal 2023 target bonus), plus the pro rata fiscal 2023 annual bonus paid. Cash severance for all other NEOs was calculated using two times (the fiscal year end 2023 base salary plus the fiscal 2023 target bonus), plus the pro rata fiscal 2023 target annual cash bonus.
3. 24 months of COBRA (i.e., health care continuation) benefits were used for all executives other than Mr. Salvino. The payment to Mr. Salvino is in lieu of lifetime participation in our group health plan.
4.Unvested fiscal 2021, 2022 and 2023 PSUs were assumed to vest at the greater of target or actual performance achieved as of the date of the Change in Control. For fiscal 2021 PSUs, actual performance achieved as of the assumed Change in Control date of March 31, 2023 would have resulted in 150% vesting of the awards. For fiscal 2022 PSUs, actual performance achieved as of the assumed change-in-control date of March 31, 2023 would have resulted in 188% vesting of the awards. For fiscal 2023 PSUs, actual performance achieved as of the assumed Change in Control date of March 31, 2023 would have resulted in 129% vesting of the awards.
5.Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon a Change in Control.
6.Total Payments do not reflect any potential excise taxes paid by executives subject to Section 280G of the Internal Revenue Code or any potential reduction in the payments to avoid any 280G excise taxes.

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Potential Payments Upon Non-Change in Control Termination of Employment
The amounts shown in the table below reflect the value of the compensation and benefits payable to the NEOs upon a qualifying termination of employment unrelated to a Change in Control.

		Cash Severance Benefit(1) ($)	Benefits Continuation(2) ($)	Performance- Vesting RSUs(3) ($)	Service- Vesting RSUs(3) ($)	Total Payments ($)

Michael J. Salvino	Termination without Cause/for Good Reason	9,720,000	1,000,000	—(4)	2,471,585(4)	13,191,585
	Death/Disability	1,620,000	—	19,726,826(5)	6,301,869(5)	27,648,695
Kenneth P. Sharp	Termination without Cause/for Good Reason	1,631,250	28,836	—	—	1,660,086
	Death/Disability	—	—	1,768,889(5)	2,288,847(5)	4,057,736
Mary E. Finch	Termination without Cause/for Good Reason	1,470,000	19,284	—	—	1,489,284
	Death/Disability	—	—	2,552,813(5)	1,838,914(5)	4,391,727
Christopher Drumgoole	Termination without Cause/for Good Reason	1,470,000	41,933	—	—	1,511,933
	Death/Disability	—	—	1,472,458(5)	1,968,580(5)	3,441,038
William L. Deckelman Jr.	Termination without Cause/for Good Reason	996,000	31,117	— (6)	639,390(6)	1,666,507
	Retirement	—	—	— (6)	639,390(6)	639,390
	Death/Disability	—	—	1,823,439(5)	1,313,528 (5)	3,136,867
1.Mr. Salvino was entitled to two times (base salary plus target annual bonus), payable in twenty-four monthly installments following his termination date, plus a pro rata bonus for the year of employment termination. Messrs. Sharp and Drumgoole and Ms. Finch are each entitled to base salary plus target annual bonus, payable in a lump sum. Mr. Deckelman is entitled to 12 months of base salary continuation plus a pro rata annual bonus for the year of employment termination. Mr. Salvino is also entitled to a pro rata bonus for termination due to death or disability (but not any other cash severance payment). For purposes of this disclosure, the fiscal 2023 annual bonus paid is used as the pro rata bonuses described above.
2.Mr. Salvino was entitled to $1 million in lieu of lifetime participation in our group health plan, while all the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage.
3.DXC closing stock price on March 31, 2023 ($25.56) was used for equity values.
4.For Mr. Salvino, upon termination without cause or for good reason, a pro rata portion (based on NEO's service during the performance period) of annual cycle PSUs as to which at least one year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2023, the potential total value would be $27,948,045, which includes 150% payout of the fiscal 2021 PSUs based on performance and 188% of the fiscal 2022 PSUs based on performance. In addition, a pro rata portion of Mr. Salvino's annual-cycle time-based RSUs vest based on service during the vesting period.
5.Upon an NEO’s termination due to death or disability, a pro rata portion of annual cycle PSUs vest at target and all service-based RSUs vest in full (without pro ration).
6.For Mr. Deckelman (who has attained both the earlier described definitions of retirement) upon retirement or any other termination (other than by the Company for cause, death or disability), a pro rata portion (based on NEO's service during the performance period) of annual cycle PSUs as to which at least one year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2023, the potential total value would be $2,539,676, which includes 150% payout of the fiscal 2021 PSUs based on performance and 188% of the fiscal 2022 PSUs based on performance. In addition, a pro-rata portion of service-based RSUs vest based on service during the vesting period.

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Fiscal 2023 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Salvino, to our median employee’s annual total compensation. We used the same median employee in our pay ratio calculation for fiscal 2023 as we used in fiscal 2022 and fiscal 2021, as permitted under the SEC rules, because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. As required under the SEC rules, a new median employee will be identified for the fiscal 2024 disclosure.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The methodology we used to determine the required disclosure consisted of the following:
•We used January 1, 2021, as the date to identify our median employee. The median employee was determined by using total taxable income, also referred to as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2020 calendar year;
•Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2020 were used. We did not annualize the salaries of seasonal or temporary employees;
•For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the Company’s standard exchange rates for fiscal 2021, which are also used for financial reporting purposes;
•Given DXC’s presence in approximately 70 countries, in determining the median employee we used cost-of-living adjustments to normalize differences in the underlying economic conditions of the countries where DXC operates, as permitted under the rules. Cost-of-living adjustments were initially based on the World Bank’s 2020 PPP ratio, or Purchasing Power Parity, for all countries outside of the United States; and World Bank’s 2022 PPP ratio was used to update our median employee’s compensation data for this fiscal 2023 disclosure; and
•As permitted by the de minimis exemption under the rules, we excluded 6,847 employees in Costa Rica (1,845), Switzerland (616), New Zealand (566), Sweden (448), Hungary (441), Lithuania (342), Ireland (302), Hong Kong (266), Portugal (259), Chile (258), Austria (250), Norway (225), Taiwan (216), Thailand (205), Serbia (113), Colombia (108), Luxembourg (106), Finland (75), Peru (74), Republic of Korea (68), Indonesia (35), Fiji (15), Panama (6), Greece (5), Croatia (2), and Cyprus (1) who, as a group, represented approximately 5% of our total employee population of nearly 131,500 on January 1, 2021. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 124,650 employees.
In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the fiscal 2023 Summary Compensation Table. Our previously identified median employee, determined using cost-of-living adjustments, resides in the Philippines. The annual total compensation of the median employee was $39,684. The total compensation of Mr. Salvino, our CEO, was $20,317,972, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 512:1. Without the application of cost-of-living adjustments, the previously identified median employee resides in India. The annual total compensation of the median employee was $34,107, resulting in a ratio of 596:1.

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Pay versus Performance Disclosure

This new, required disclosure intends to compare “Pay versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP) to represent pay. The CAP values shown in the table below do not reflect the compensation actually earned, realized, or received by the Principal Executive Officer (PEO) or the Non-PEO NEOs. In addition, while the table shows the Summary Compensation Table (SCT) compensation and CAP values side by side, they are not comparable. As such, the Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our PEO or our Non-PEO NEOs. For a complete discussion of our executive compensation program and the Compensation Committee’s philosophy and approach to executive compensation, please refer to the CD&A section of this fiscal 2023 Proxy Statement.

Fiscal Year	Summary Compensation Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Free Cash Flow(5) ($ in millions)
					TSR ($)	Peer Group TSR(4) ($)

2023	20,317,972	(1,015,552)	4,204,094	1,442,117	209.53	162.66	(566)	737
2022	28,716,680	30,679,306	4,832,088	5,153,180	276.76	184.28	736	743
2021	21,733,120	44,697,450	5,146,324	6,300,328	261.37	169.51	(146)	(652)
1.Mr. Salvino was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2021	Fiscal 2022	Fiscal 2023
Kenneth P. Sharp	Kenneth P. Sharp	Kenneth P. Sharp
Mary E. Finch	Mary E. Finch	Mary E. Finch
Vinod Bagal	William L. Deckelman Jr.	Christopher Drumgoole
William L. Deckelman Jr.	Vinod Bagal	William L. Deckelman Jr.
Paul N. Saleh
Neil Manna
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and Non-PEO NEOs. These amounts reflect compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in footnote 3 below.

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3.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for Mr. Salvino ($)	Exclusion of Stock Awards for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)	Compensation Actually Paid to Mr. Salvino ($)

2023	20,317,972	17,130,174	(4,203,350)	(1,015,552)
2022	28,716,680	25,087,727	27,050,353	30,679,306
2021	21,733,120	15,311,312	38,275,642	44,697,450

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	4,204,094	3,061,944	299,967	1,442,117
2022	4,832,088	3,599,308	3,920,400	5,153,180
2021	5,146,324	2,807,624	3,961,628	6,300,328
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables for our PEO and our non-PEO NEOs, respectively:

Fiscal Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Mr. Salvino ($)	Change in Fair Value of Prior Awards that Remained Unvested at Year End for Mr. Salvino ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Salvino ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Mr. Salvino ($)	Value of Dividends Paid on Stock Awards Not Otherwise Included for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)

2023	10,916,402	(15,247,425)	—	102,458	25,215	(4,203,350)
2022	23,666,951	3,071,643	—	286,543	25,216	27,050,353
2021	34,966,312	1,622,393	1,271,467	390,254	25,216	38,275,642

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Fiscal Year	Average Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value of Prior Awards that Remained Unvested at Year End for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Non-PEO NEOs ($)	Average Value of Dividends Paid on Stock Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2023	1,934,108	(1,606,924)	78,109	(108,393)	3,067	299,967
2022	3,235,621	370,681	106,489	201,597	6,012	3,920,400
2021	3,601,866	41,020	196,348	94,901	27,493	3,961,628
4.Peer Group total shareholder return is calculated based on the S&P North American Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2023. The comparison assumes $100 was invested on March 31, 2020, then tracked through the end of the listed year in the Company and in the S&P North American Technology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.We determined Free Cash Flow to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2023. Free Cash Flow is a non-GAAP measure that is defined as cash flow from operations less capital expenditures. For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measure, see “Appendix: Non-GAAP Financial Measures.”

Tabular List of DXC’s Most Important Financial Performance Measures That Link Compensation Actually Paid to the PEO and Non-PEO NEOs for Fiscal 2023

We consider the list below to represent DXC’s most important financial performance measures that link compensation paid to our PEO and our non-PEO NEOs for fiscal 2023 to Company performance, as they are the key metrics that determine the payouts under DXC’s annual cash incentive plan as well as the Performance Stock Units in the long-term incentive plan.

Free Cash Flow
Organic Revenue Growth %
Adjusted EBIT Margin %
Relative TSR

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Relationship between Pay and Performance

The following charts set forth the relationship between CAP to our PEO, the average CAP to our non-PEO NEOs and (1) the Company’s cumulative TSR and the Peer Group’s cumulative TSR, (2) Net Income, and (3) Free Cash Flow, each over the three completed years from fiscal 2021 through fiscal 2023:

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F. About the Annual Meeting
We are providing these proxy materials in connection with the Annual Meeting of DXC.
The Notice of Internet Availability of Proxy Materials (notice), this proxy statement and any accompanying proxy card were first made available to stockholder on or about June 12, 2023. Our annual report to stockholders for the fiscal year ended March 31, 2023, is being provided with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
We are delivering proxy materials for the Annual Meeting under the United States SEC’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2023, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in “Questions and Answers about the Annual Meeting and Voting.”
Questions and Answers about the Annual Meeting and Voting

1.Who is soliciting my vote?
The Board of Directors of DXC is soliciting your vote at the 2023 Annual Meeting.
2.When will the meeting take place?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Tuesday, July 25, 2023. There will not be a physical location for the Annual Meeting.
You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2023. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the Annual Meeting).
To participate in the Annual Meeting, you will need to have the 16-digit control number. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.”
The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
3.Why a virtual meeting?
We are pleased to offer our stockholders a completely virtual Annual Meeting. We believe that this is the right choice for the Company, as a virtual meeting provides worldwide access, improved communication and cost savings for our stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

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You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2023. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
4.What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the numbers that will be listed on the virtual meeting website.
5.How can I submit a question for the annual meeting?
You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2023 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 10:00 a.m. Eastern Time on July 25, 2023. The live webcast of the Annual Meeting will begin at 10:30 a.m. Eastern Time.
Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the Annual Meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field and clicking “Submit.”
As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters (including questions regarding the business and operations of the Company) will be answered during the live Q&A portion of the Annual Meeting. However, the Company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.com. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
6.What is the purpose of the annual meeting?
There are four proposals scheduled to be voted on at the annual meeting:
•to elect the 11 director nominees listed in this proxy statement;
•to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
•to approve, in a non-binding advisory vote, our named executive officer compensation; and
•to approve, in a non-binding advisory vote, the frequency of holding future non-binding advisory votes on named executive officer compensation.

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7.What are the Board of Directors’ recommendations?
The Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 11 director nominees listed in this proxy statement
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of our named executive officer compensation
Proposal No. 4	ONE YEAR for the frequency of holding future non-binding advisory votes on named executive officer compensation
8.Who is entitled to vote at the annual meeting?
The Board of Directors set May 26, 2023 as the record date for the Annual Meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the Annual Meeting and any postponements or adjournments thereof.
9.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
Under the “Notice and Access” rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2023, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them.
Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.
10.Can I vote my shares by filling out and returning the notice?
No. The notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” below.
11.Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?
If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require hard copy delivery of the proxy materials, you will not receive the notice.
If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

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12.How many votes do I have?
You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.
13.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in “street name” and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you requested printed proxy materials from your broker, bank or nominee, your broker, bank or nominee may enclose a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
14.How many votes must be present to hold the annual meeting?
The holders of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person (virtually) or represented by proxy at the meeting. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
As of the record date there were 210,074,404 shares of DXC common stock outstanding.
15.How many votes are required to elect directors and adopt the other proposals?
Proposal 1—Election of each of the 11 director nominees listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.
In accordance with DXC’s Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

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Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal.
Proposal 3—Non-binding advisory vote to approve named executive officer compensation.
This proposal, which is non-binding, requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions and broker non-votes are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal.
Proposal 4 – Non-binding advisory vote on the frequency of holding future non-binding advisory votes on named executive officer compensation.
For this proposal, which is non-binding, you may choose to express a preference for holding future advisory votes on named executive officer compensation every one, two or three years. Abstentions and, if applicable, broker non-votes will not be counted as expressing any preference. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 4 is the option that will be deemed the recommendation of the stockholders.
16.What if I don’t give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or
•return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.
Beneficial Owners. If you hold shares beneficially in “street name” and do not provide your broker, bank or nominee with voting instructions or attend the meeting and vote, your shares may constitute “broker non-votes” on certain non-routine proposals. Generally, broker non-votes occur on a non-routine proposal where a broker, bank or nominee is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.
You should instruct your broker, bank or nominee how to vote. If you do not provide your broker, bank or nominee with instructions, under the rules of the NYSE, your broker, bank or nominee will not be authorized to vote your “street name” shares with respect to any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker, bank or nominee cannot vote your shares.
17.How do I vote shares in the Matched Asset Plan (MAP)?
If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting

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instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on July 20, 2023.
Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.
18.    Can I change my vote after I voted?
Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Board Secretary of DXC (20408 Bashan Drive, Suite 231, Ashburn, VA 20147), specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must have your 16-digit control number.
19.    What does it mean if I receive more than one notice, proxy or voting instruction card?
It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.
20.    Are there other matters to be acted upon at the meeting?
DXC does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.
21.    Who is paying for the solicitation of proxies?
DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, email or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of shares of DXC common stock. We have engaged the services of Morrow Sodali LLC, 509 Madison Avenue, Suite 1206, New York, NY 10022 , with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

22.    What if I have any questions about voting, electronic delivery or Internet voting?
Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at email address investor.relations@dxc.com.

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How Do I Vote?

Your vote is important
You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on July 24, 2023. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
We have been advised that some states are strictly enforcing unclaimed property laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way you can show that your account is active is to vote your shares.
Vote on the Internet
If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.
Vote by Telephone
You can also vote by telephone by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Virtual Meeting
Our Annual Meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live webcast. All stockholders of record on May 26, 2023, are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and cost savings for our stockholders and our Company.
To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC2023. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. For more information about submitting a question before or during the virtual meeting, see “How can I submit a question for the Annual Meeting?” in the “Questions and Answers about the Annual Meeting and Voting” section of this proxy statement.
The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

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G. Additional Information
Business for 2024 Annual Meeting

Stockholder Proposals.
Stockholder proposals pursuant to SEC Rule 14a-8 For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the written proposal must be received by DXC’s Board Secretary at our principal executive offices not later than February 13, 2024. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Board Secretary
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
Proxy Access Stockholders seeking to nominate directors at the 2024 Annual Meeting that is intended for inclusion in DXC’s proxy statement for the 2024 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by DXC’s Board Secretary at the address above not less than 120 days nor more than 150 days before the anniversary of the date that DXC released the proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. For the 2024 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than January 14, 2024 and no later than February 13, 2024.
Advance Notice Stockholders seeking to nominate directors at the 2024 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2024 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the upcoming annual meeting and (2) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2024 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:
•not earlier than the close of business on March 27, 2024; and
•not later than the close of business on April 26, 2024.
In addition to satisfying the foregoing advance notice requirements under DXC’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than DXC’s nominees must provide notice to DXC that sets forth the information required by Rule 14a-19 under the Exchange Act. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting of stockholders.

95

Additional Information	Table of Contents
Householding; Availability of 2023 Annual Report and Proxy Statement

The SEC permits DXC to deliver a single copy of proxy materials to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one copy of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
If you would like an additional copy of the proxy materials, these documents are available on the Company’s website, www.dxc.com, under “Financials/SEC Filings.” These documents are also available without charge to any stockholder, upon request, by emailing investor.relations@dxc.com or writing to:
Investor Relations
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).
If you and other stockholders at the same shared address receive multiple copies of proxy materials and would like to request householding, you can follow the same process above; once you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

96	2023 Proxy Statement

Table of Contents	Appendix
Appendix – Non-GAAP Financial Measures
Adjusted Earnings Before Interest and Taxes (Adjusted EBIT), Organic Revenue Growth, Non-GAAP Diluted Earnings per Share, and Free Cash Flow are non-GAAP financial measures. We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. These non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.
The Compensation Committee used certain of these Non-GAAP measures as a performance metric in structuring our annual incentive program. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these Non-GAAP measures are helpful to management and investors as a measure of operating performance because they excludes various items that do not relate to or are not indicative of operating performance.
There are limitations to the use of the non-GAAP financial measures presented in this proxy statement. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

97

Appendix	Table of Contents
Adjusted EBIT

A reconciliation of Net Income to Adjusted EBIT is as follows:

(in millions)	Fiscal Year Ended March 31, 2023
Net loss	$(566)
Income tax benefit	(319)
Interest income	(135)
Interest expense	200
EBIT	(820)
Restructuring costs	216
Transaction, separation, and integration-related costs	16
Amortization of acquired intangible assets	402
Merger related indemnification	46
SEC Matter	8
Gains on dispositions	(190)
Pension and OPEB actuarial and settlement losses	1,431
Arbitration loss	29
Impairment losses	19
Adjusted EBIT	$1,157
EBIT Margin	(5.7)%
Adjusted EBIT Margin	8.0%

98	2023 Proxy Statement

Table of Contents	Appendix

(in millions)	Fiscal Year Ended March 31, 2022
Net income	$736
Income tax expense	405
Interest income	(65)
Interest expense	204
EBIT	1,280
Restructuring costs	318
Transaction, separation, and integration-related costs	26
Amortization of acquired intangible assets	434
Gains on dispositions	(341)
Pension and OPEB actuarial and settlement gains	(684)
Debt extinguishment costs	311
Impairment losses	31
Adjusted EBIT	$1,375
EBIT Margin	7.9%
Adjusted EBIT Margin	8.5%
Organic Revenue Growth

A reconciliation of Total revenue growth to Organic Revenue Growth is as follows:

%	Fiscal Year Ended March 31, 2023
Total revenue growth	(11.3)%
Foreign currency	6.0%
Acquisitions and divestitures	2.6%
Organic Revenue Growth	(2.7)%

%	Fiscal Year Ended March 31, 2022
Total revenue growth	(8.3)%
Foreign currency	(0.8)%
Acquisitions and divestitures	6.5%
Organic Revenue Growth	(2.6)%

99

Appendix	Table of Contents

Non-GAAP Diluted Earnings Per Share

A reconciliation of Diluted Earnings per Share to non-GAAP Diluted Earnings per Share is as follows:

($)	Fiscal Year Ended March 31, 2023
Diluted Earnings per Share as reported	$(2.48)
Restructuring costs	0.74
Transaction, separation, and integration-related costs	0.06
Amortization of acquired intangible assets	1.38
Impairment losses	0.06
Merger related indemnification	0.06
SEC Matter	0.03
Gain on dispositions	(0.92)
Pension and OPEB actuarial and settlement losses	4.89
Arbitration loss	0.13
Tax Adjustment	(0.52)
Non-GAAP Diluted Earnings per Share	$3.47

($)	Fiscal Year Ended March 31, 2022
Diluted Earnings per Share as reported	$2.81
Restructuring costs	0.99
Transaction, separation, and integration-related costs	0.07
Amortization of acquired intangible assets	1.35
Impairment losses	0.09
Gain on dispositions	(0.93)
Pension and OPEB actuarial and settlement gains	(1.99)
Debt extinguishment costs	0.93
Tax Adjustment	0.17
Non-GAAP Diluted Earnings per Share	$3.50

100	2023 Proxy Statement

Table of Contents	Appendix
Free Cash Flow

A reconciliation of Cash Flow from Operations to Free Cash Flow is as follows:

(in millions)	Fiscal Year Ended March 31, 2023
Cash flow from Operations	$1,415
Purchase of property and equipment	(267)
Transition and transformation contract costs	(223)
Software purchased or developed	(188)
Free Cash Flow	$737

(in millions)	Fiscal Year Ended March 31, 2022
Cash flow from Operations	$1,501
Purchase of property and equipment	(254)
Transition and transformation contract costs	(209)
Software purchased or developed	(295)
Free Cash Flow	$743

(in millions)	Fiscal Year Ended March 31, 2021
Cash flow from Operations	$124
Purchase of property and equipment	(261)
Transition and transformation contract costs	(261)
Software purchased or developed	(254)
Free Cash Flow	$(652)

101

DXC TECHNOLOGY

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world's largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

www.dxc.com

DXC INVESTOR RELATIONS
20408 BASHAN DRIVE
SUITE 231
ASHBURN, VA 20147

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet up until 11:59 p.m. Eastern Time on July 24, 2023 to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DXC2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on July 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Time on July 20, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19247-P95664-Z85378

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXC TECHNOLOGY COMPANY

The Board of Directors recommends you vote "FOR" each of the nominees in Proposal 1:

1. Election of the eleven nominees to the DXC Board of Directors

Nominees:

	For	Against	Abstain
1a. David A. Barnes	☐	☐	☐
1b. Raul J. Fernandez	☐	☐	☐
1c. Anthony Gonzalez	☐	☐	☐
1d. David L. Herzog	☐	☐	☐
1e. Pinkie D. Mayfield	☐	☐	☐
1f. Karl Racine	☐	☐	☐
1g. Dawn Rogers	☐	☐	☐
1h. Michael J. Salvino	☐	☐	☐
1i. Carrie W. Teffner	☐	☐	☐
1j. Akihiko Washington	☐	☐	☐
1k. Robert F. Woods	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal 2:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal 3:	For	Against	Abstain
3. Approval, by advisory vote, of our named executive officer compensation	☐	☐	☐

The Board of Directors recommends you vote "1 Year" on Proposal 4:	1 Year	2 Years	3 Years	Abstain
4. Approval, by advisory vote, of the frequency of holding future advisory votes on named executive officer compensation	☐	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2023 ANNUAL MEETING OF STOCKHOLDERS OF
DXC TECHNOLOGY COMPANY
July 25, 2023
10:30 a.m., Eastern Time
Virtually at www.virtualshareholdermeeting.com/DXC2023

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2023 Annual Meeting of Stockholders of DXC Technology Company and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V19248-P95664-Z85378

DXC TECHNOLOGY COMPANY

ANNUAL MEETING OF STOCKHOLDERS, JULY 25, 2023

The undersigned hereby appoints MICHAEL J. SALVINO, WILLIAM L. DECKELMAN, JR. and ZAFAR A. HASAN, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock of DXC Technology Company ("DXC" or the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC2023, at 10:30 a.m., Eastern Time, on July 25, 2023, and at any adjournments or postponements thereof.

This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted "FOR" the election of each of the director nominees on the reverse side, "FOR" proposals 2 and 3, and "1 YEAR" on proposal 4. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Shares allocated to this account and held in the Company's Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by July 20, 2023, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

This proxy is solicited on behalf of the Board of Directors of the Company.

This proxy may be revoked at any time prior to the voting thereof.
Note: This proxy must be signed and dated on the reverse side.

Continued and to be signed on reverse side